                        VAN KAMPEN LIFE INVESTMENT TRUST
                             ON BEHALF OF ITS SERIES
                            DOMESTIC INCOME PORTFOLIO
                                 CLASS I SHARES

                      SUPPLEMENT DATED JULY 24, 2001 TO THE
                        PROSPECTUS DATED APRIL 18, 2001

    The Prospectus is hereby supplemented as follows:

    (1) The section entitled "INVESTMENT ADVISORY SERVICES--PORTFOLIO MANAGEMENT" is hereby deleted in its entirety and replaced with the following:

    PORTFOLIO MANAGEMENT. The Portfolio is managed by the Adviser's High Yield team and the Adviser's High Grade team. Each team is made up of established investment professionals. The High Yield team currently includes Gordon Loery, an Executive Director of the Adviser. The High Grade team currently includes Angelo Manioudakis, an Executive Director of the Adviser. The composition of each team may change without notice from time to time.

    (2) The information on the inside back cover of the Prospectus under the heading "BOARD OF TRUSTEES AND OFFICERS--OFFICERS" is hereby amended by deleting the OFFICERS section in its entirety and revising the heading to "BOARD OF TRUSTEES".

                  RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE
                                   LIT SPT DII 7/01

                                EXHIBIT (17)(b)

                                  VAN  KAMPEN
                            LIFE  INVESTMENT  TRUST
                           DOMESTIC  INCOME PORTFOLIO

The Domestic Income Portfolio's primary investment objective is to seek current income. When consistent with the primary investment objective, capital appreciation is a secondary investment objective.
Shares of the Portfolio have not been approved or disapproved by the Securities and Exchange Commission (SEC) or any state regulator, and neither the SEC nor any state regulator has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                    This Prospectus is dated APRIL 18, 2001

                                 CLASS I SHARES
                                   PROSPECTUS

                            (SHARES OFFERED PRIOR TO
                               APRIL 28, 2000 ARE
                           DESIGNATED CLASS I SHARES)

                         [VAN KAMPEN INVESTMENTS LOGO]

                               TABLE OF CONTENTS

Risk/Return Summary...............................   3
Van Kampen Life Investment Trust General
  Information.....................................   5
Investment Objectives, Policies and Risks.........   5
Investment Advisory Services......................  11
Purchase of Shares................................  12
Redemption of Shares..............................  13
Dividends, Distributions and Taxes................  13
Financial Highlights..............................  15
Appendix -- Description of Securities Ratings..... A-1

No dealer, salesperson or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Portfolio, the Portfolio's investment adviser or the Portfolio's distributor. This Prospectus does not constitute an offer by the Portfolio or by the Portfolio's distributor to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Portfolio to make such an offer in such jurisdiction.

                              RISK/RETURN SUMMARY

                             INVESTMENT OBJECTIVES

The Portfolio's primary investment objective is to seek current income. When consistent with the primary investment objective, capital appreciation is a secondary investment objective.

                             INVESTMENT STRATEGIES

Under normal market conditions, the Portfolio's investment adviser seeks to achieve the Portfolio's investment objectives by investing primarily in a portfolio of income securities, including convertible and non-convertible debt securities and preferred stocks. Under normal market conditions, the Portfolio invests at least 80% of its total assets in income securities rated at the time of purchase B or higher by Standard & Poor's ("S&P") or rated B or higher by Moody's Investors Service, Inc. ("Moody's") or unrated securities judged by the Portfolio's investment adviser to be of comparable quality at the time of purchase. Securities rated BB or below by S&P or rated Ba or below by Moody's or unrated securities of comparable quality are commonly referred to as "junk bonds" and involve special risks as compared to investments in higher-grade securities (see the appendix to the Prospectus for an explanation of quality ratings).

The Portfolio buys and sells securities with a view towards seeking current income and, secondarily, capital appreciation. In considering portfolio securities transactions, the Portfolio's investment adviser considers, among other things, the security's current income potential, the rating assigned to the security, the issuer's experience and managerial strength, the financial soundness of the issuer and the outlook of its industry, changing financial conditions, borrowing requirements or debt maturity schedules, regulatory concerns and responsiveness to changes in business conditions and interest rates. The Portfolio's investment adviser also may consider relative values based on anticipated cash flow, interest or dividend coverage, balance sheet analysis and earnings prospects. The Portfolio's investment adviser evaluates each individual security for income potential, credit quality and value and attempts to identify higher-yielding securities of companies whose financial condition has improved or is anticipated to improve in the future.

The Portfolio may invest up to 25% of its total assets in securities of foreign issuers. The Portfolio may purchase or sell securities on a when-issued or delayed delivery basis.

                                INVESTMENT RISKS

An investment in the Portfolio is subject to risks, and you could lose money on your investment in the Portfolio. There can be no assurance that the Portfolio will achieve its investment objectives.

MARKET RISK. Market risk is the possibility that the market values of securities owned by the Portfolio will decline. The prices of income securities tend to fall as interest rates rise, and such declines tend to be greater among securities with longer maturities. Although the Portfolio has no policy limiting the maturities of its investments, the Portfolio's investment adviser seeks to maintain the dollar-weighted average duration of the Portfolio between four to six years. This means that the Portfolio generally is subject to greater market risk than a portfolio that owns only shorter-term securities but lesser market risk than a portfolio that owns only longer-term securities. Lower-grade securities, especially those with longer durations or that do not make regular interest payments, may be more volatile and may decline more in price in response to negative issuer developments or general economic news than higher-grade securities.

When-issued and delayed delivery transactions are subject to changes in market conditions from the time of the commitment until settlement. This may adversely affect the prices or yields of the securities being purchased. The greater the Portfolio's outstanding commitments for these securities, the greater the Portfolio's exposure to market price fluctuation.

CREDIT RISK. Credit risk refers to an issuer's ability to make timely payments of interest and principal. The Portfolio may invest in securities with below investment grade credit quality, therefore the Portfolio is subject to a higher level of credit risk than a portfolio that invests only in investment grade securities. The credit quality of "noninvestment grade" securities is considered speculative by recognized rating agencies with respect to the issuer's continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than investments in higher-grade securities. The Portfolio may incur higher expenses to protect the Portfolio's interest in such securities. The credit risks and market prices of lower-grade securities generally are more sensitive to negative issuer developments, such as reduced revenues or increased expenditures, or adverse economic conditions, such as a recession, than are the prices of higher-grade securities.

INCOME RISK. The income you receive from the Portfolio is based primarily on interest rates, which can vary widely over the short and long term. If interest rates drop, your income from the Portfolio may drop as well.

CALL RISK. If interest rates fall, it is possible that issuers of callable securities with high interest rates will prepay or "call" their securities before their maturity dates. In this event, the proceeds from the called securities would likely be reinvested by the Portfolio in securities bearing the new, lower interest rates, resulting in a possible decline in the Portfolio's income and distributions to shareholders.

FOREIGN RISKS. Because the Portfolio may own securities of foreign issuers, it may be subject to risks not usually associated with owning securities of U.S. issuers. These risks can include fluctuations in foreign currencies, foreign currency exchange controls, political and economic instability, differences in financial reporting, differences in securities regulation and trading and foreign taxation issues.

MANAGER RISK. As with any managed fund, the Portfolio's investment adviser may not be successful in selecting the best-performing securities or investment techniques, and the Portfolio's performance may lag behind that of similar funds.

                                INVESTOR PROFILE

In light of the Portfolio's investment objectives and strategies, the Portfolio may be appropriate for investors who:

- Seek current income and capital appreciation over the long term

- Are willing to take on the increased risks of medium- and lower-grade securities in exchange for potentially higher income

- Wish to add to their investment holdings a portfolio that invests primarily in income securities, including medium- and lower-grade income securities

An investment in the Portfolio is not a deposit of any bank or other insured depository institution. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

An investment in the Portfolio may not be appropriate for all investors. The Portfolio is not intended to be a complete investment program, and investors should consider their long-term investment goals and financial needs when making an investment decision about the Portfolio. An investment in the Portfolio is intended to be a long-term investment, and the Portfolio should not be used as a trading vehicle.

                               ANNUAL PERFORMANCE

One way to measure the risks of investing in the Portfolio is to look at how its performance has varied from year-to-year. The following chart shows the annual returns of the Portfolio's Class I Shares over the ten calendar years prior to the date of this Prospectus. Sales charges or other expenses at the contract level are not reflected in this chart. If sales charges or other expenses at the contract level had been included, the returns shown below would have been lower. Remember that the past performance of the Portfolio is not indicative of its future performance.

[BAR GRAPH]

                                                                             ANNUAL RETURN
                                                                             -------------
1991                                                                             21.23
1992                                                                             12.50
1993                                                                             16.32
1994                                                                             -4.33
1995                                                                             21.37
1996                                                                              6.68
1997                                                                             11.90
1998                                                                              6.34
1999                                                                             -1.55
2000                                                                              6.13

The Portfolio's return for the three-month period ended March 31, 2001 for Class I Shares was 3.67%. As a result of market activity, current performance may vary from the figures shown.

During the ten-year period shown in the bar chart, the highest quarterly return for Class I Shares was 7.16% (for the quarter ended June 30, 1995) and the lowest quarterly return for Class I Shares was -2.80% (for the quarter ended March 31, 1994).

                            COMPARATIVE PERFORMANCE

As a basis for evaluating the Portfolio's performance and risks, the table below shows how the Portfolio's performance compares with the Lehman Brothers Index of BBB Corporate Bonds*, a broad-based market index that the Portfolio's investment adviser believes is an appropriate benchmark for the Portfolio. The Portfolio's performance figures listed below do not include sales charges or other expenses at the contract level that would be paid by investors. The index's performance figures do not include any commissions or sales charges that would be paid by investors purchasing securities represented by the index. An investment cannot be made directly in the index. Average annual total returns are shown for the periods ended December 31, 2000 (the most recently completed calendar year prior to the date of this Prospectus). Remember that the past performance of the Portfolio is not indicative of its future performance.

     Average Annual
      Total Returns
         for the
      Periods Ended     Past     Past      Past 10
    December 31, 2000  1 Year   5 Years     Years
-------------------------------------------------------
    Van Kampen
    Domestic Income
    Portfolio--
    Class I Shares     6.13%     5.81%       9.34
 .......................................................
    Lehman Brothers
    Index of BBB
    Corporate Bonds    7.42%     5.64%      8.70%
 .......................................................

* The Lehman Brothers BBB Corporate Bond Index is a broad-based, unmanaged index, which reflects the general performance of corporate bonds.

                                VAN KAMPEN LIFE
                                INVESTMENT TRUST
                              GENERAL INFORMATION

Van Kampen Life Investment Trust (the "Trust") is an open-end management investment company which offers shares in several separate portfolios, including this Domestic Income Portfolio. Each portfolio is in effect a separate mutual fund. Each portfolio of the Trust has a different investment objective(s) which it pursues through its investment policies. Each portfolio has its own income, expenses, assets, liabilities and net asset value and each portfolio issues its own shares. Shares of each portfolio represent an interest only in that portfolio.

Shares of each portfolio generally are sold only to separate accounts (the "Accounts") of various insurance companies to fund the benefits of variable annuity or variable life insurance policies (the "Contracts"). The Accounts may invest in shares of the portfolios in accordance with allocation instructions received from contract owners ("Contract Owners"). Such allocation rights, as well as sales charges and other expenses imposed on Contract Owners by the Contracts, are further described in the accompanying Contract prospectus.

                             INVESTMENT OBJECTIVES,
                               POLICIES AND RISKS

The Portfolio's primary investment objective is to seek current income. When consistent with the primary investment objective, capital appreciation is a secondary investment objective. The Portfolio's investment objectives are fundamental policies and may not be changed without shareholder approval of a majority of the Portfolio's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). There are risks inherent in all investments in securities; accordingly, there can be no assurance that the Portfolio will achieve its investment objectives.

Under normal market conditions, the Portfolio's investment adviser seeks to achieve the Portfolio's investment objectives by investing primarily in a portfolio of income securities, including convertible and non-convertible debt securities and preferred stocks. The Portfolio may invest in investment grade securities and lower-rated and unrated securities. Under normal market conditions, the Portfolio invests at least 80% of its total assets in income securities rated at the time of purchase B or higher by S&P or rated B or higher by Moody's or unrated securities judged by the Portfolio's investment adviser to be of comparable quality at the time of purchase. Securities rated BB or below by S&P or Ba or below by Moody's or unrated securities of comparable quality are commonly referred to as "junk bonds" and involve special risks as compared to investments in higher-grade securities. See "Risks of Investing in Lower-Grade Securities" below.

                                   UNDERSTANDING
                                  QUALITY RATINGS

    Security ratings are based on the issuer's ability to pay interest and repay the principal. Securities with ratings above the bold line are considered "investment grade," while those with ratings below the bold line are regarded as "noninvestment grade." A detailed explanation of these and other ratings can be found in the appendix to this Prospectus.

               S&P       Moody's    Meaning
      --------------------------------------------------
               AAA       Aaa        Highest quality
      ..................................................
                AA       Aa         High quality
      ..................................................
                 A       A          Above-average
                                    quality
      ..................................................
               BBB       Baa        Average quality
      --------------------------------------------------
                BB       Ba         Below-average
                                    quality
      ..................................................
                 B       B          Marginal quality
      ..................................................
               CCC       Caa        Poor quality
      ..................................................
                CC       Ca         Highly speculative
      ..................................................
                 C       C          Lowest quality
      ..................................................
                 D       --         In default
      ..................................................

In buying and selling securities for the Portfolio, the Portfolio's investment adviser considers, among other thing, the security's current income potential, the rating assigned to the security, the issuer's experience and managerial strength, the financial soundness of the issuer and the outlook of its industry, changing financial conditions, borrowing requirements or debt maturity schedules, regulatory concerns and responsiveness to changes in business conditions and interest rates. The Portfolio's investment adviser also may consider relative values based on anticipated cash flow, interest or dividend coverage, balance sheet analysis and earnings prospects. The Portfolio's investment adviser evaluates each individual security for income potential, credit quality and value and attempts to identify higher-yielding securities of companies whose financial condition has improved since the issuance of such securities or is anticipated to improve in the future. Because of the number of investment considerations involved in investing in medium- and lower-grade securities, achievement of the Portfolio's investment objectives may be more dependent upon the investment adviser's credit analysis than is the case with investing solely in higher-grade securities.

In general, the prices of income securities vary inversely with interest rates. If interest rates rise, income security prices generally fall; if interest rates fall, income security prices generally rise. In general, longer-maturity income securities offer higher yields than shorter-maturity income securities, all other factors, including credit quality, being equal; however, for a given change in interest rates, longer-maturity income securities generally fluctuate more in price (gaining or losing more in value) than shorter-maturity income securities. While the Portfolio has no policy limiting the maturities of the income securities in which it may invest, the Portfolio's investment adviser seeks to moderate market risk by generally maintaining a portfolio duration within a range of four to six years. Duration is a measure of the expected life of an income security that was developed as an alternative to the concept of "term to maturity." Duration incorporates an income security's yield, coupon interest payments, final maturity and call features into one measure. A duration calculation looks at the present value of a security's entire payment stream whereas term to maturity is based solely on the date of a security's final principal repayment.

In general, medium- and lower-grade securities provide higher yields than higher-grade securities of similar maturity but are subject to greater risks, including greater credit risk, greater market risk and volatility, greater liquidity concerns and potentially greater manager risk. Such securities may be issued in connection with corporate restructurings, such as leveraged buyouts, mergers, acquisitions, debt recapitalization or similar events. These securities are often issued by smaller, less creditworthy companies or companies with substantial debt and may include financially troubled companies or companies in default or in restructuring. Lower-grade securities often are subordinated to the prior claims of banks and other senior lenders. Lower-grade securities are regarded by the rating agencies as predominately speculative with respect to the issuer's continuing ability to make principal and interest payments. The ratings of S&P and Moody's represent their opinions of the quality of the securities they undertake to rate, but not the market risk of such securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, coupon and rating may have different yields while securities of the same maturity and coupon with different ratings may have the same yield. See "Risks of Investing in Lower-Grade Securities" below.

The Portfolio may invest in securities not producing immediate cash income when their effective yield over comparable instruments producing cash income make these investments attractive. Prices on non-cash-paying instruments may be more sensitive to changes in the issuer's financial condition, fluctuation in interest rates and market demand/supply imbalances than cash-paying securities with similar credit ratings, and thus may be more speculative. In addition, the accrued interest income earned on such instruments is included in investment company taxable income and thereby is included in the required minimum distributions to shareholders without providing the corresponding cash flow with which to pay such distributions. The Portfolio's investment adviser will weigh these concerns against the expected total returns from such instruments.

Income securities in which the Portfolio may invest include the following:

STRAIGHT INCOME SECURITIES. These include bonds and other debt obligations which bear a fixed or variable rate of interest payable at regular intervals and have a fixed or resettable maturity date, and preferred stock, which generally has a fixed or variable dividend rate (and, unlike interest on debt securities, such dividends must be declared by the issuer's board of directors before becoming payable) and may be subject to optional or mandatory redemption provisions. The particular terms of such securities vary and may include features such as call provisions and sinking funds.

PAY-IN-KIND INCOME SECURITIES. These pay interest in additional income securities rather than in cash.

ZERO-COUPON SECURITIES. These bear no interest obligation but are issued at a discount from their value at maturity. When held to maturity, their entire return equals the difference between their issue price and their maturity value.

ZERO-FIXED-COUPON SECURITIES. These are zero-coupon securities which convert on a specified date to interest-bearing income securities.

The Portfolio may invest in securities rated below B by both S&P and Moody's, common stocks or other equity securities and income securities on which interest or dividends are not being paid when such investments are consistent with the Portfolio's investment objectives or are acquired as part of a unit consisting of a combination of income or equity securities. The Portfolio will not purchase any such securities which will cause more than 20% of its total assets to be so invested or which would cause more than 10% of its total assets to be invested in common stocks or other equity securities. Equity securities as referred to herein do not include preferred stocks (which the Portfolio considers income securities). This limitation does not require the Portfolio to sell a portfolio security because its rating has been changed.

Securities rated below B by both S&P and Moody's often include debt obligations or other securities of companies that are financially troubled, in default or are in bankruptcy or reorganization. Securities of such companies are usually available at a deep discount from the face value of the instrument. The Portfolio may invest in deep discount securities when the Portfolio's investment adviser believes that existing factors are likely to restore the company to a healthy financial condition. Such factors include a restructuring of debt, management changes, existence of adequate assets, or other unusual circumstances.

A security purchased at a deep discount may pay a very high effective yield. In addition, if the financial condition of the issuer improves, the underlying value of the security may increase, resulting in a capital gain. If the company defaults on its obligations or remains in default, or if the plan of reorganization is insufficient for debtholders, the deep discount securities may stop generating income and lose value or become worthless. The Portfolio's investment adviser will balance the benefits of deep discount securities with their risks. While a diversified portfolio may reduce the overall impact of a deep discount security that is in default or loses its value, the risk cannot be eliminated.

                  RISKS OF INVESTING IN LOWER-GRADE SECURITIES

Securities which are in the lower-grade categories generally offer higher current yields than are offered by higher-grade securities of similar maturities, but they also generally involve greater risks, such as greater credit risk, greater market risk and volatility, greater liquidity concerns and potentially greater manager risk. Investors should carefully consider the risks of owning shares of a portfolio which invests in lower-grade securities before investing in the Portfolio.

Credit risk relates to the issuer's ability to make timely payment of interest and principal when due. Lower-grade securities are considered more susceptible to nonpayment of interest and principal or default than higher-grade securities. Increases in interest rates or changes in the economy may significantly affect the ability of issuers of lower-grade income securities to pay interest and to repay principal, to meet projected financial goals or to obtain additional financing. In the event that an issuer of securities held by the Portfolio experiences difficulties in the timely payment of principal and interest and such issuer seeks to restructure the terms of its borrowings, the Portfolio may incur additional expenses and may determine to invest additional assets with respect to such issuer or the project or projects to which the Portfolio's securities relate. Further, the Portfolio may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of interest or the repayment of principal on its portfolio holdings, and the Portfolio may be unable to obtain full recovery on such amounts.

Market risk relates to changes in market value of a security that occur as a result of variation in the level of prevailing interest rates and yield relationships in the debt securities market and as a result of real or perceived changes in credit risk. The value of the Portfolio's investments can be expected to fluctuate over time. When interest rates decline, the value of a portfolio invested in fixed income securities generally can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested in fixed income securities generally can be expected to decline. However, the secondary market prices of lower-grade debt securities generally are less sensitive to changes in interest rate and are more sensitive to general adverse economic changes or specific developments with respect to the particular issuers than are the secondary market prices of higher-grade debt securities. A significant increase in interest rates or a general economic downturn could severely disrupt the market for lower-grade securities and adversely affect the market value of such securities. Such events also could lead to a higher incidence of default by issuers of lower-grade securities as compared with higher-grade securities. In addition, changes in credit risks, interest rates, the credit markets or periods of general economic uncertainty can be expected to result in increased volatility in the market price of the lower-grade securities in the Portfolio and thus in the net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on rational analysis, may affect the value, volatility and liquidity of lower-grade securities.

The markets for lower-grade securities may be less liquid than the markets for higher-grade securities. Liquidity relates to the ability of a fund to sell a security in a timely manner at a price which reflects the value of that security. To the extent that there is no established retail market for some of the lower-grade securities in which the Portfolio may invest, trading in such securities may be relatively inactive. Prices of lower-grade securities may decline rapidly in the event a significant number of holders decide to sell. Changes in expectations regarding an individual issuer or lower-grade securities generally could reduce market liquidity for such securities and make their sale by the Portfolio more difficult, at least in the absence of price concessions. The effects of adverse publicity and investor perceptions may be more pronounced for securities for which no established retail market exists as compared with the effects on securities for which such a market does exist. An economic downturn or an increase in interest rates could severely disrupt the market for such securities and adversely affect the value of outstanding securities or the ability of the issuers to repay principal and interest. Further, the Portfolio may have more difficulty selling such securities in a timely manner and at their stated value than would be the case for securities for which an established retail market does exist.

The Portfolio's investment adviser is responsible for determining the net asset value of the Portfolio, subject to the supervision of the Portfolio's Board of Trustees. During periods of reduced market liquidity and in the absence of readily available market quotations for lower-grade securities held in the Portfolio's portfolio, the ability of the Portfolio's investment adviser to value the Portfolio's securities becomes more difficult and the investment adviser's use of judgment may play a greater role in the valuation of the Portfolio's securities due to the reduced availability of reliable objective data.

New or proposed laws may have an impact on the market for lower-grade securities. The Portfolio's investment adviser is unable at this time to predict what effect, if any, legislation may have on the market for lower-grade securities.

Special tax considerations are associated with investing in certain lower-grade securities, such as zero coupon or pay-in-kind securities. The Portfolio accrues income on these securities prior to the receipt of cash payments. The Portfolio must distribute substantially all of its income to its shareholders to qualify for pass-through treatment under federal income tax law and may, therefore, have to dispose of its portfolio securities to satisfy distribution requirements.

The Portfolio will rely on its investment adviser's judgment, analysis and experience in evaluating the creditworthiness of an issue. The amount of available information about the financial condition of certain lower-grade issuers may be less extensive than other issuers. In its analysis, the Portfolio's investment adviser may consider the credit ratings of S&P and Moody's in evaluating securities although the investment adviser does not rely primarily on these ratings. Credit ratings of securities ratings organizations evaluate only the safety of principal and interest payments, not the market risk. In addition, ratings are general and not absolute standards of quality, and credit ratings are subject to the risk that the creditworthiness of an issuer may change and the rating agencies may fail to change such ratings in a timely fashion. A rating downgrade does not require the Portfolio to dispose of a security. The Portfolio's investment adviser continuously monitors the issuers of securities held in the Portfolio. Because of the number of investment considerations involved in investing in lower-grade securities, achievement of the Portfolio's investment objectives may be more dependent upon the investment adviser's credit analysis than is the case with investing in higher-grade securities.

The table below sets forth the percentages of the Portfolio's assets during the fiscal year ended December 31, 2000 invested in the various S&P's and Moody's rating categories and in unrated securities determined by the Portfolio's investment adviser to be of comparable quality. The percentages are based on the dollar-weighted average of credit ratings of all securities held by the Portfolio during the 2000 fiscal year computed on a monthly basis.

                           Period Ended December 31, 2000
                                           Unrated Securities of
                      Rated Securities      Comparable Quality
                     (As a Percentage of    (As a Percentage of
    Rating Category   Portfolio Value)       Portfolio Value)
--------------------------------------------------------------------
    AAA/Aaa                  8.67%                 0.00%
 ....................................................................
    AA/Aa                    4.49%                 0.00%
 ....................................................................
    A/A                     23.56%                 0.00%
 ....................................................................
    BBB/Baa                 56.55%                 0.00%
 ....................................................................
    BB/Ba                    6.73%                 0.00%
 ....................................................................
    Percentage of
    Rated and
    Unrated
    Securities             100.00%                 0.00%
 ....................................................................

The percentages of the Portfolio's assets invested in securities of various grades may vary from time to time from those listed above.

                      RISKS OF INVESTING IN SECURITIES OF

                                FOREIGN ISSUERS

The Portfolio may invest up to 25% of the Portfolio's total assets in securities of foreign issuers. Securities of foreign issuers may be denominated in U.S. dollars or in currencies other than U.S. dollars. Investments in foreign securities present certain risks not ordinarily associated with investments in securities of U.S. issuers. These risks include fluctuations in foreign currency exchange rates, political, economic or legal developments (including war or other instability, expropriation of assets, nationalization and confiscatory taxation), the imposition of foreign exchange limitations (including currency blockage), withholding taxes on income or capital transactions or other restrictions, higher transaction costs (including higher brokerage, custodial and settlement costs and currency conversion costs) and possible difficulty in enforcing contractual obligations or taking judicial action. Securities of foreign issuers may not be as liquid and may be more volatile than comparable securities of domestic issuers.

In addition, there often is less publicly available information about many foreign issuers, and issuers of foreign securities are subject to different, often less comprehensive, auditing, accounting and financial reporting disclosure requirements than domestic issuers. There is generally less government regulation of exchanges, brokers and listed companies abroad than in the United States, and, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries. Because there is usually less supervision and governmental regulation of foreign exchanges, brokers and dealers than there is in the United States, the Portfolio may experience settlement difficulties or delays not usually encountered in the United States.

Delays in making trades in foreign securities relating to volume constraints, limitations or restrictions, clearance or settlement procedures, or otherwise could impact returns and result in temporary periods when assets of the Portfolio are not fully invested or attractive investment opportunities are foregone.

The Portfolio may invest in securities of issuers in developing or emerging market countries. Investments in securities of issuers in developing or emerging market countries are subject to greater risks than investments in securities of developed countries since emerging market countries tend to have economic structures that are less diverse and mature and political systems that are less stable than developed countries.

In addition to the increased risks of investing in foreign securities, there are often increased transaction costs associated with investing in securities of foreign issuers including the costs incurred in connection with converting currencies, higher foreign brokerage or dealer costs, and higher settlement costs or custodial costs.

The Portfolio may purchase foreign securities in the form of American Depository Receipts, European Depositary Receipts or other securities representing underlying shares of foreign companies. The risks of foreign investments should be considered carefully by an investor in a Portfolio that invests in foreign securities.

Many European countries have adopted or are in the process of adopting a single European currency, commonly referred to as the "euro." The long-term consequences of the euro conversion on foreign exchange rates, interest rates and the value of European securities, all of which may adversely affect the Portfolio, are still uncertain.

                       OTHER INVESTMENTS AND RISK FACTORS

For cash management purposes, the Portfolio may engage in repurchase agreements with broker-dealers, banks and other financial institutions to earn a return on temporarily available cash. Such transactions are subject to the risk of default by the other party.

The Portfolio may invest up to 5% of the Portfolio's net assets in illiquid securities and certain restricted securities. Such securities may be difficult or impossible to sell at the time and the price that the Portfolio would like. Thus, the Portfolio may have to sell such securities at a lower price, sell other securities instead to obtain cash or forego other investment opportunities.

The Portfolio may purchase or sell U.S. government securities on a "when-issued" or "delayed delivery" basis ("Forward Commitments"). These transactions occur when securities are purchased or sold by the Portfolio with payment and delivery taking place in the future, frequently a month or more after such transaction. The price is fixed on the date of the Forward Commitment, and the seller continues to accrue interest on the securities covered by the Forward Commitment until delivery and payment take place. At the time of settlement, the market value of the securities may be more or less than the purchase or sale price. The Portfolio may either settle a Forward Commitment by taking delivery of the securities or may either resell or repurchase a Forward Commitment on or before the settlement date in which event the Portfolio may reinvest the proceeds in another Forward Commitment. These transactions are subject to market risk as the value or yield of a security at delivery may be more or less than the purchase price or the yield generally available on securities when delivery occurs. When engaging in Forward Commitments, the Portfolio relies on the other party to complete the transaction, should the other party fail to do so, the Portfolio might lose a purchase or sale opportunity that could be more advantageous than alternative opportunities at the time of the failure. The Portfolio maintains a segregated account (which is marked to market daily) of cash or liquid portfolio securities in an aggregate amount equal to the amount of its commitment as long as the obligation to purchase or sell continues.

Further information about these types of investments and other investment practices that may be used by the Portfolio is contained in the Portfolio's Statement of Additional Information. The Statement of

Additional Information can be obtained by investors free of charge as described on the back cover of this Prospectus.

The Portfolio may sell securities without regard to the length of time they have been held in order to take advantage of new investment opportunities, or when the Portfolio's investment adviser believes the securities potential for current income or capital appreciation has lessened, or for other reasons. The Portfolio's portfolio turnover rate may vary from year to year. A high portfolio turnover rate (100% or more) increases a fund's transaction costs (including brokerage commissions or dealer costs), which would adversely impact a fund's performance. Higher portfolio turnover may result in the realization of more short-term capital gains than if a fund had lower portfolio turnover. The turnover rate will not be a limiting factor, however, if the Portfolio's investment adviser considers portfolio changes appropriate.

TEMPORARY DEFENSIVE STRATEGY. When market conditions dictate a more "defensive" investment strategy, the Portfolio may, on a temporary basis, hold cash or invest a portion or all of its assets in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, prime commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic banks having total assets of at least $500 million, and repurchase agreements. Under normal market conditions, the potential for current income or capital appreciation on these securities will tend to be lower than the potential for current income or capital appreciation on other securities that may be owned by the Portfolio. In taking such a defensive position, the Portfolio temporarily would not be pursuing and may not achieve its investment objectives.

                              INVESTMENT ADVISORY
                                    SERVICES

THE ADVISER. Van Kampen Asset Management Inc. is the Portfolio's investment adviser (the "Adviser" or "Asset Management"). The Adviser is a wholly owned subsidiary of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is a diversified asset management company that administers more than three million retail investor accounts, has extensive capabilities for managing institutional portfolios and has more than $81 billion under management or supervision as of March 31, 2001. Van Kampen Investments has more than 50 open-end funds, more than 30 closed-end funds and more than 2,700 unit investment trusts that are distributed by authorized dealers nationwide. Van Kampen Funds Inc., the distributor of the Portfolio (the "Distributor") and the sponsor of the funds mentioned above, is also a wholly owned subsidiary of Van Kampen Investments. Van Kampen Investments is an indirect wholly owned subsidiary of Morgan Stanley Dean Witter & Co. The Adviser's principal office is located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555.

ADVISORY AGREEMENT. The Portfolio retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Trust (the "Advisory Agreement"), on behalf of the Portfolio and four other portfolios of the Trust (the "Combined Portfolios"), the Portfolio pays the Adviser a monthly fee based on its pro rata share of a fee computed based upon an annual rate applied to the combined average daily net assets of the Combined Portfolios as follows:

                                     % Per
       Average Daily Net Assets      Annum
----------------------------------------------
    First $500 million               0.50%
 ..............................................
    Next $500 million                0.45%
 ..............................................
    Over $1 billion                  0.40%
 ..............................................

Applying this fee schedule, the effective advisory fee rate was 0.50% of the Portfolio's average daily net assets for the fiscal year ended December 31, 2000. After voluntary fee waivers, the effective advisory fee rate was 0.00% for the fiscal year ended December 31, 2000. The Portfolio's average daily net assets are determined by taking the average of all of the determinations of the net assets during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month.

Under the Advisory Agreement, the Adviser furnishes offices, necessary facilities and equipment, and provides administrative services to the Portfolio. The Portfolio pays all charges and expenses of its day-to-day operations, including service fees, distribution fees, custodian fees, legal and independent accountant fees, the costs of reports and proxies to shareholders, compensation of trustees of the Trust (other than those who are affiliated persons of the

Adviser, Distributor or Van Kampen Investments) and all other ordinary business expenses not specifically assumed by the Adviser.

From time to time, the Adviser or the Distributor may voluntarily undertake to reduce the Portfolio's expenses by reducing the fees payable to them or by reducing other expenses of the Portfolio in accordance with such limitations as the Adviser or Distributor may establish.

The Adviser may utilize, at its own expense, credit analysis, research and trading support services provided by its affiliate, Van Kampen Investment Advisory Corp. ("Advisory Corp.").

PERSONAL INVESTMENT POLICIES. The Portfolio, the Adviser and the Distributor have adopted a Code of Ethics designed to recognize the fiduciary relationships among the Portfolio, the Adviser, the Distributor and their respective employees. The Code of Ethics permits directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to pre-clearance and other procedures designed to prevent conflicts of interest.

PORTFOLIO MANAGEMENT. The Domestic Income Portfolio is managed by Kelly Gilbert, a Vice President of the Adviser and Advisory Corp. since February 1999. Ms. Gilbert has been affiliated with the Portfolio since June 1999. Ms. Gilbert joined the Adviser and Advisory Corp. in September 1995 and became an Assistant Vice President of the Adviser and Advisory Corp. in December 1997. Prior to September 1995, Ms. Gilbert was a corporate bond trader for 2 years at ABN AMRO, N.A., a foreign owned bank.

                               PURCHASE OF SHARES

The Portfolio offers two classes of shares designated as Class I Shares and Class II Shares. Prior to April 28, 2000, the Portfolio issued one class of shares and that class of shares has been designated as Class I Shares. The Class I Shares of the Portfolio are offered by this Prospectus (Class II Shares of the Portfolio are offered through a separate prospectus). Each class of shares represents an interest in the same portfolio of investments of the Portfolio and has the same rights, except for the differing distribution fees, services fees and related expenses associated with each class of shares and the exclusive voting rights by each class with respect to any Rule 12b-1 distribution plan or service plan for such class of shares. Investors can contact their financial adviser for more information regarding the insurance company's Accounts and class of the Portfolio's shares available through such Accounts.

The Portfolio generally offers shares only to Accounts of various insurance companies to fund the benefits of variable annuity or variable life insurance contracts. The Portfolio does not foresee any disadvantage to holders of Contracts arising out of the fact that the interests of holders of annuity contracts may differ from the interests of holders of life insurance contracts or that holders of one insurance company may differ from holders of other insurance companies. Nevertheless, the Portfolio's Board of Trustees intends to monitor events to identify any material irreconcilable conflicts which may possibly arise and to determine what action, if any, should be taken. The Contracts are described in the separate prospectuses issued by participating insurance companies and accompanying this Portfolio Prospectus.

The Portfolio continuously offers shares to the Accounts at prices equal to the net asset value per share of the Portfolio. The Distributor, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, acts as the distributor of the Portfolio's shares. The Portfolio and the Distributor reserve the right to refuse any order for the purchase of shares. Net asset value is determined in the manner set forth below under "Determination of Net Asset Value."

                        DETERMINATION OF NET ASSET VALUE

The net asset value per share for the Portfolio is determined once daily as of the close of trading on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m., New York time) each day the Exchange is open for trading except on any day on which no purchase or redemption orders are received or there is not a sufficient degree of trading in the Portfolio's securities such that the Portfolio's net asset value per share might be materially affected. The Portfolio's Board of Trustees reserves the right to calculate the net asset value per share and adjust the offering price more frequently than once daily if deemed desirable. See the accompanying prospectus for the policies observed by the insurance company. Net asset value per share is determined by dividing the value of the Portfolio securities, cash and other assets (including accrued interest) attributable to such class of shares, less all liabilities (including accrued expenses) attributable to such class of shares, by the total number of shares of the class of shares outstanding. Such computation is made by using prices as of the close of trading on the Exchange and (i) valuing securities listed or traded on a national securities exchange at the last reported sale price or, if there has been no sale that day, at the mean between the last reported bid and asked prices, (ii) valuing over-the-counter securities at the last reported sale price available from the National Association of Securities Dealers Automated Quotations ("NASDAQ") or, if there has been no sale that day, at the mean between the last reported bid and asked prices, (iii) valuing unlisted securities at the mean between the last reported bid and asked prices obtained from reputable brokers and (iv) valuing any securities for which market quotations are not readily available and any other assets at fair value as determined in good faith by the Adviser in accordance with procedures established by the Portfolio's Board of Trustees. Short-term investments of the Portfolio are valued as described in the noted to the financial statements in the Statement of Additional Information.

Trading in securities on many foreign securities exchanges (including European and Far Eastern securities exchange) and over-the-counter markets is normally completed before the close of business on each business day in New York (i.e., a day on which the Exchange is open). In addition, securities trading in a particular country or countries may not take place on all business days for the Exchange or may take place on days which are not business days for the Exchange. Changes in valuations on certain securities may occur at times or on days on which the Portfolio's net asset value is not calculated. Sales, redemptions and exchanges of Portfolio shares are made at the Portfolio's net asset value per share, which is calculated as of the close of trading on the Exchange each day the Exchange is open for trading. Such calculation does not take place contemporaneously with the determination of the prices of certain foreign portfolio securities used in such calculation. If events materially affecting the value of such securities occur between the time when their price is determined and the time when the Portfolio's net asset value is calculated, such securities may be valued at fair value as determined in good faith by the Adviser based in accordance with procedures established by the Portfolio's Board of Trustees.

                              REDEMPTION OF SHARES

Payment for shares tendered for redemption by the insurance company is made ordinarily in cash within seven days after tender in proper form, except under unusual circumstances as determined by the SEC. The redemption price will be the net asset value per share next determined after the receipt of a request in proper form. The market values of the securities in the Portfolio are subject to daily fluctuations and the net asset value per share of the Portfolio's shares will fluctuate accordingly. Therefore, the redemption value may be more or less than the investor's cost.

                                   DIVIDENDS,
                                 DISTRIBUTIONS
                                   AND TAXES

All dividends and capital gains distributions of the Portfolio are automatically reinvested by the Account in additional shares of the Portfolio.

Interest earned from investments is the main source of income for the Portfolio. Substantially all of this income, less expenses, is distributed to Accounts at least annually. When the Portfolio sells portfolio securities, it may realize capital gains or losses, depending on whether the prices of the securities sold are higher or lower than the prices the Portfolio paid to purchase them. The Portfolio distributes any net capital gains to Accounts at least annually.

TAX STATUS OF THE PORTFOLIO. The Portfolio has elected and qualified, and intends to continue to qualify, to be taxed as a regulated investment company under the Code. If the Portfolio so qualifies and distributes each year to its shareholders at least 90% of its investment company taxable income, the Portfolio will not be required to pay federal income taxes on any income it distributes to shareholders. If for any taxable year the Portfolio does not qualify for the special tax treatment afforded regulated investment companies, all of its taxable income would be subject to tax at regular corporate rates (without any deduction for distributions to shareholders).

TAX TREATMENT TO INSURANCE COMPANY AS SHAREHOLDER. The investments of the Accounts in the Portfolios are subject to the diversification requirements of Section 817(h) of the Code, which must be met at the end of each calendar quarter of the year (or within 30 days thereafter). Regulations issued by the Secretary of the Treasury have the effect of requiring the Accounts to invest no more than 55% of their total assets in securities of any one issuer, no more than 70% in the securities of any two issuers, no more than 80% in the securities of any three issuers, and no more than 90% in the securities of any four issuers. For this purpose, the U.S. Treasury and each U.S. government agency and instrumentality is considered to be a separate issuer. In the event the investments of the Accounts in the Portfolio are not properly diversified under Code Section 817(h), then the policies funded by shares of the Portfolio will not be treated as life insurance for federal income tax purposes and the owners of the policies will be subject to taxation on their respective shares of the dividends and distributions paid by the Portfolio.

Distributions of the Portfolio's investment company taxable income (generally ordinary income and net short-term capital gain) are includable in the insurance company's gross income. The tax treatment of such distributions depends on the insurance company's tax status. Distributions from the Portfolio will not be eligible for the dividends received deduction for corporations.

Distributions of the Portfolio's net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) as capital gain dividends, if any, are taxable to the insurance company as long-term capital gains, regardless of how long the shares of the Portfolio have been held by the insurance company. Such capital gain dividends will be so designated in a written notice to the Accounts (contained in the annual report). Capital gain dividends are not eligible for the dividends received deduction for corporations. Dividends and capital gain dividends to the insurance company may also be subject to state and local taxes.

As described in the accompanying prospectus for the Contracts, the insurance company reserves the right to assess the Account a charge for any taxes paid by the insurance company.

                              FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance of the Portfolio's Class I Shares for the periods indicated. Prior to April 28, 2000, the Portfolio issued one class of shares, and that class of shares has been designated as Class I Shares. Certain information reflects financial results for a single Class I Share of the Portfolio. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Portfolio (assuming reinvestment of all dividends and distributions). The information for the fiscal year ended December 31, 2000 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Portfolio's most recent financial statements, is included in the Statement of Additional Information and may be obtained without charge by calling the telephone number on the back cover of this Prospectus. The information for the fiscal years ended December 31, 1999, 1998, 1997 and 1996 has been audited by PricewaterhouseCoopers LLP. This information should be read in conjunction with the financial statements and notes thereto included in the Statement of Additional Information.

                                                                   Year Ended December 31,
       DOMESTIC INCOME PORTFOLIO              2000           1999           1998           1997           1996
--------------------------------------------------------------------------------------------------------------------

Net Asset Value, Beginning of the
  Period...............................      $ 8.04         $ 8.75         $ 8.25         $ 8.01         $  8.21
                                             ------         ------         ------         ------         -------

  Net Investment Income................         .58            .61            .61            .70             .75
  Net Realized and Unrealized
     Gain/Loss.........................        (.12)          (.74)          (.09)           .25            (.21)
                                             ------         ------         ------         ------         -------

Total from Investment Operations.......         .46           (.13)           .52            .95             .54

Less Distributions from Net Investment
  Income...............................         .66            .58            .02            .71             .74
                                             ------         ------         ------         ------         -------

Net Asset Value, End of the Period.....      $ 7.84         $ 8.04         $ 8.75         $ 8.25         $  8.01
                                             ======         ======         ======         ======         =======

Total Return*..........................       6.13%         (1.55%)         6.34%         11.90%           6.68%
Net Assets at End of the Period (In
  millions)............................      $ 17.3         $ 16.3         $ 17.9         $ 17.2         $  19.8
Ratio of Expenses to Average Net
  Assets*(a)...........................        .62%           .61%           .60%           .60%            .60%
Ratio of Net Investment Income to
  Average Net Assets*..................       7.59%          7.43%          7.29%          7.74%           7.97%
Portfolio Turnover.....................         86%            74%            46%            78%             77%

*If certain expenses had not been
 assumed by the Adviser, Total Return
 would have been lower and the ratios
 would have been as follows:
Ratio of Expenses to Average Net
  Assets...............................       1.44%          1.10%          1.09%          1.05%           1.29%
Ratio of Net Investment Income to
  Average Net Assets...................       6.77%          6.94%          6.80%          7.29%           7.28%

(a) The Ratio of Expenses to Average Net Assets do not reflect credits earned on overnight cash balances. If these credits were reflected as a reduction of expenses, the ratios would decrease by .02% and .01% for the years ended December 31, 2000 and 1999, respectively.

                            APPENDIX -- DESCRIPTION
                             OF SECURITIES RATINGS


STANDARD & POOR'S -- A brief description of the applicable Standard & Poor's (S&P) rating symbols and their meanings (as published by S&P) follow:

A S&P credit rating is a current opinion of the creditworthiness of an obligor with respect to a financial obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

The debt rating is not a recommendation to purchase, sell, or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

The ratings are based on current information furnished by the obligor or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

The ratings are based, in varying degrees, on the following considerations:

1. Likelihood of payment -- capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

2. Nature of and provisions of the obligation; and

3. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

                  LONG-TERM CREDIT RATINGS -- INVESTMENT GRADE

AAA: An obligation rated "AAA" has the highest rating assigned by S&P. Capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated "AA" differs from the highest rated issues only in small degree. Capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. Capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligation.

                               SPECULATIVE GRADE

BB, B, CCC, CC, C: Obligations rated "BB", "B", "CCC", "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated "CC" is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D: An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

PLUS (+) OR MINUS (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol highlights derivative, hybrid and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples include: obligations linked or indexed to equities, currencies, or commodities; certain swaps and options; and interest-only and principal-only mortgage securities.

DEBT OBLIGATIONS OF ISSUERS OUTSIDE THE UNITED STATES AND ITS TERRITORIES are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

BOND INVESTMENT QUALITY STANDARDS: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA", "AA", "A", "BBB", commonly known as "investment grade" ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain ratings or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

                                COMMERCIAL PAPER

A S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from "A-1" for the highest quality obligations to "D" for the lowest. These categories are as follows:

A-1: A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated "A-3" exhibits adequate protection parameters. However adverse economic conditions or changing circumstances are more likely to lead to a weakening capacity of the obligor to meet its financial commitment on the obligation.

B: Issues rated "B" are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: This rating is assigned to short-term debt obligations currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

A commercial paper rating is not a recommendation to purchase, sell or hold a financial obligation inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

MOODY'S INVESTORS SERVICE -- A brief description of the applicable Moody's Investors Service (Moody's) rating symbols and their meanings (as published by Moody's Investors Service) follows:

                                 LONG-TERM DEBT

Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payment and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other market shortcomings.

C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the issue ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

ABSENCE OF RATING: Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

Should no rating be assigned, the reason may be one of the following:

1. An application for rating was not received or accepted.

2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

3. There is a lack of essential data pertaining to the issue or issuer.

4. The issue was privately placed, in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

                                SHORT-TERM DEBT

Moody's short-term issuer ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year unless explicitly noted.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

-- Leading market positions in well-established industries.

-- High rates of return on funds employed.

-- Conservative capitalization structure with moderate reliance on debt and ample asset protection.

-- Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

-- Well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

                                PREFERRED STOCK

Preferred stock rating symbols and their definitions are as follows:

aaa: An issue which is rated "aaa" is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa: An issue which is rated "aa" is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

a: An issue which is rated "a" is considered to be an upper-medium-grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classifications, earnings and asset protections are, nevertheless, expected to be maintained at adequate levels.

baa: An issue which is rated "baa" is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba: An issue which is rated "ba" is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b: An issue which is rated "b" generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa: An issue which is rated "caa" is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca: An issue which is rated "ca" is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c: This is the lowest rated class of preferred or preference stock. Issues so rated can thus be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers 1, 2 and 3 in each rating classifications "aa" through "b". The modifier 1 indicates that the security ranks in the higher end of its generic rating category, the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

                               BOARD OF TRUSTEES
                                  AND OFFICERS

                               BOARD OF TRUSTEES

J. Miles Branagan         Jack E. Nelson
Jerry D. Choate           Richard F. Powers, III*
Linda Hutton Heagy        Phillip B. Rooney
R. Craig Kennedy          Wayne W. Whalen*
Mitchell M. Merin*        Suzanne H. Woolsey

                                    OFFICERS

Richard F. Powers, III*
President

Stephen L. Boyd*
Executive Vice President and Chief Investment Officer

A. Thomas Smith III*
Vice President and Secretary

John H. Zimmermann, III*
Vice President

Michael H. Santo*
Vice President

Richard A. Ciccarone*
Vice President

John R. Reynoldson*
Vice President

John L. Sullivan*
Vice President, Chief Financial Officer and Treasurer

* "Interested persons" of the Portfolio, as defined in the Investment Company Act of 1940, as amended.

                              FOR MORE INFORMATION

EXISTING SHAREHOLDERS OR PROSPECTIVE INVESTORS
Call your broker or (800) 341-2929
7:00 a.m. to 7:00 p.m. Central time Monday through Friday

DEALERS
For dealer information, selling agreements, wire orders, or redemptions, call the Distributor at (800) 421-5666

TELECOMMUNICATIONS DEVICE FOR THE DEAF
For shareholder and dealer inquiries through Telecommunications Device for the Deaf (TDD), call (800) 421-2833

WEB SITE
www.vankampen.com

VAN KAMPEN LIFE INVESTMENT TRUST -- DOMESTIC INCOME PORTFOLIO
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Investment Adviser

VAN KAMPEN ASSET MANAGEMENT INC.
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Distributor

VAN KAMPEN FUNDS INC.
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Transfer Agent

VAN KAMPEN INVESTOR SERVICES INC.
PO Box 218256
Kansas City, MO 64121-8256
Attn: Van Kampen Life Investment Trust -- Domestic Income Portfolio

Custodian

STATE STREET BANK AND TRUST COMPANY
225 Franklin Street, PO Box 1713
Boston, MA 02110
Attn: Van Kampen Life Investment Trust -- Domestic Income Portfolio

Legal Counsel

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, IL 60606

Independent Auditors

ERNST & YOUNG LLP
233 South Wacker Drive
Chicago, IL 60606

                                   VAN KAMPEN
                             LIFE INVESTMENT TRUST
                           DOMESTIC INCOME PORTFOLIO

                                 CLASS I SHARES
                                   PROSPECTUS
                                 APRIL 18, 2001

                 A Statement of Additional Information, which contains more details about the Trust and the Domestic Income Portfolio, is incorporated by reference in its entirety into this Prospectus.

                 You will find additional information about the Portfolio in its annual and semiannual reports to shareholders. The annual report explains the market conditions and investment strategies affecting the Portfolio's performance during its last fiscal year.

                 You can ask questions or obtain a free copy of the Portfolio's reports or the Statement of Additional Information by calling (800) 341-2911 from 7:00 a.m. to 7:00 p.m., Central time, Monday through Friday.
                 Telecommunications Device for the Deaf users may call (800) 421-2833.

                 Information about the Trust and the Domestic
                 Income Portfolio, including the reports and Statement of Additional Information, has been filed with the Securities and Exchange Commission (SEC). It can be reviewed and copied at the SEC's Public Reference Room in Washington, DC or on the EDGAR database on the SEC's internet site (http://www.sec.gov). Information on the operation of the SEC's Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. You can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC's e-mail address (publicinfo@sec.gov) or by writing the Public Reference section of the SEC, Washington, DC 20549-0102.



                         [VAN KAMPEN INVESTMENTS LOGO]
                       The Portfolio's Investment Company
                           Act File No. is 811-4424.

                                                      LIT PRO DI I 4/01

                        VAN KAMPEN LIFE INVESTMENT TRUST
                             ON BEHALF OF ITS SERIES
                            DOMESTIC INCOME PORTFOLIO
                                 CLASS II SHARES

                      SUPPLEMENT DATED JULY 24, 2001 TO THE
                        PROSPECTUS DATED APRIL 18, 2001

    The Prospectus is hereby supplemented as follows:

    (1) The section entitled "INVESTMENT ADVISORY SERVICES--PORTFOLIO MANAGEMENT" is hereby deleted in its entirety and replaced with the following:

    PORTFOLIO MANAGEMENT. The Portfolio is managed by the Adviser's High Yield team and the Adviser's High Grade team. Each team is made up of established investment professionals. The High Yield team currently includes Gordon Loery, an Executive Director of the Adviser. The High Grade team currently includes Angelo Manioudakis, an Executive Director of the Adviser. The composition of each team may change without notice from time to time.

    (2) The information on the inside back cover of the Prospectus under the heading "BOARD OF TRUSTEES AND OFFICERS--OFFICERS" is hereby amended by deleting the OFFICERS section in its entirety and revising the heading to "BOARD OF TRUSTEES".

                  RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                   LIT SPT DI2 7/01

                                   VAN KAMPEN
                            LIFE  INVESTMENT  TRUST
                           DOMESTIC  INCOME PORTFOLIO

The Domestic Income Portfolio's primary investment objective is to seek current income. When consistent with the primary investment objective, capital appreciation is a secondary investment objective.
Shares of the Portfolio have not been approved or disapproved by the Securities and Exchange Commission (SEC) or any state regulator, and neither the SEC nor any state regulator has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                    This Prospectus is dated APRIL 18, 2001

                                CLASS II SHARES
                                   PROSPECTUS

                         [VAN KAMPEN INVESTMENTS LOGO]

                               TABLE OF CONTENTS

Risk/Return Summary...............................   3
Van Kampen Life Investment Trust General
  Information.....................................   5
Investment Objectives, Policies and Risks.........   5
Investment Advisory Services......................  11
Purchase of Shares................................  12
Redemption of Shares..............................  13
Dividends, Distributions and Taxes................  14
Financial Highlights..............................  15
Appendix -- Description of Securities Ratings..... A-1

No dealer, salesperson or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Portfolio, the Portfolio's investment adviser or the Portfolio's distributor. This Prospectus does not constitute an offer by the Portfolio or by the Portfolio's distributor to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Portfolio to make such an offer in such jurisdiction.

                              RISK/RETURN SUMMARY

                             INVESTMENT OBJECTIVES

The Portfolio's primary investment objective is to seek current income. When consistent with the primary investment objective, capital appreciation is a secondary investment objective.

                             INVESTMENT STRATEGIES

Under normal market conditions, the Portfolio's investment adviser seeks to achieve the Portfolio's investment objectives by investing primarily in a portfolio of income securities, including convertible and non-convertible debt securities and preferred stocks. Under normal market conditions, the Portfolio invests at least 80% of its total assets in income securities rated at the time of purchase B or higher by Standard & Poor's ("S&P") or rated B or higher by Moody's Investors Service, Inc. ("Moody's") or unrated securities judged by the Portfolio's investment adviser to be of comparable quality at the time of purchase. Securities rated BB or below by S&P or rated Ba or below by Moody's or unrated securities of comparable quality are commonly referred to as "junk bonds" and involve special risks as compared to investments in higher-grade securities (see the appendix to the Prospectus for an explanation of quality ratings).

The Portfolio buys and sells securities with a view towards seeking current income and, secondarily, capital appreciation. In considering portfolio securities transactions, the Portfolio's investment adviser considers, among other things, the security's current income potential, the rating assigned to the security, the issuer's experience and managerial strength, the financial soundness of the issuer and the outlook of its industry, changing financial conditions, borrowing requirements or debt maturity schedules, regulatory concerns and responsiveness to changes in business conditions and interest rates. The Portfolio's investment adviser also may consider relative values based on anticipated cash flow, interest or dividend coverage, balance sheet analysis and earnings prospects. The Portfolio's investment adviser evaluates each individual security for income potential, credit quality and value and attempts to identify higher-yielding securities of companies whose financial condition has improved or is anticipated to improve in the future.

The Portfolio may invest up to 25% of its total assets in securities of foreign issuers. The Portfolio may purchase or sell securities on a when-issued or delayed delivery basis.

                                INVESTMENT RISKS

An investment in the Portfolio is subject to risks, and you could lose money on your investment in the Portfolio. There can be no assurance that the Portfolio will achieve its investment objectives.

MARKET RISK. Market risk is the possibility that the market values of securities owned by the Portfolio will decline. The prices of income securities tend to fall as interest rates rise, and such declines tend to be greater among securities with longer maturities. Although the Portfolio has no policy limiting the maturities of its investments, the Portfolio's investment adviser seeks to maintain the dollar-weighted average duration of the Portfolio between four to six years. This means that the Portfolio generally is subject to greater market risk than a portfolio that owns only shorter-term securities but lesser market risk than a portfolio that owns only longer-term securities. Lower-grade securities, especially those with longer durations or that do not make regular interest payments, may be more volatile and may decline more in price in response to negative issuer developments or general economic news than higher-grade securities.

When-issued and delayed delivery transactions are subject to changes in market conditions from the time of the commitment until settlement. This may adversely affect the prices or yields of the securities being purchased. The greater the Portfolio's outstanding commitments for these securities, the greater the Portfolio's exposure to market price fluctuation.

CREDIT RISK. Credit risk refers to an issuer's ability to make timely payments of interest and principal. The Portfolio may invest in securities with below investment grade credit quality, therefore the Portfolio is subject to a higher level of credit risk than a portfolio that invests only in investment grade securities. The credit quality of "noninvestment grade" securities is considered speculative by recognized rating agencies with respect to the issuer's continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than investments in higher-grade securities. The Portfolio may incur higher expenses to protect the Portfolio's interest in such securities. The credit risks and market prices of lower-grade securities generally are more sensitive to negative issuer developments, such as reduced revenues or increased expenditures, or adverse economic conditions, such as a recession, than are the prices of higher-grade securities.

INCOME RISK. The income you receive from the Portfolio is based primarily on interest rates, which can vary widely over the short and long term. If interest rates drop, your income from the Portfolio may drop as well.

CALL RISK. If interest rates fall, it is possible that issuers of callable securities with high interest rates will prepay or "call" their securities before their maturity dates. In this event, the proceeds from the called securities would likely be reinvested by the Portfolio in securities bearing the new, lower interest rates, resulting in a possible decline in the Portfolio's income and distributions to shareholders.

FOREIGN RISKS. Because the Portfolio may own securities of foreign issuers, it may be subject to risks not usually associated with owning securities of U.S. issuers. These risks can include fluctuations in foreign currencies, foreign currency exchange controls, political and economic instability, differences in financial reporting, differences in securities regulation and trading and foreign taxation issues.

MANAGER RISK. As with any managed fund, the Portfolio's investment adviser may not be successful in selecting the best-performing securities or investment techniques, and the Portfolio's performance may lag behind that of similar funds.

                                INVESTOR PROFILE

In light of the Portfolio's investment objectives and strategies, the Portfolio may be appropriate for investors who:

- Seek current income and capital appreciation over the long term

- Are willing to take on the increased risks of medium- and lower-grade securities in exchange for potentially higher income

- Wish to add to their investment holdings a portfolio that invests primarily in income securities, including medium- and lower-grade income securities

An investment in the Portfolio is not a deposit of any bank or other insured depository institution. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

An investment in the Portfolio may not be appropriate for all investors. The Portfolio is not intended to be a complete investment program, and investors should consider their long-term investment goals and financial needs when making an investment decision about the Portfolio. An investment in the Portfolio is intended to be a long-term investment, and the Portfolio should not be used as a trading vehicle.

                               ANNUAL PERFORMANCE

One way to measure the risks of investing in the Portfolio is to look at how its performance has varied from year-to-year. The following chart shows the annual returns of the Portfolio* over the ten calendar years prior to the date of this Prospectus. Sales charges and other expenses at the contract level are not reflected in this chart. If sales charges or other expenses at the contract level had been included, the returns shown below would have been lower. Remember that the past performance of the Portfolio is not indicative of its future performance.
[BAR GRAPH]

                                                                             ANNUAL RETURN
                                                                             -------------
1991                                                                             21.23
1992                                                                             12.50
1993                                                                             16.32
1994                                                                             -4.33
1995                                                                             21.37
1996                                                                              6.68
1997                                                                             11.90
1998                                                                              6.34
1999                                                                             -1.55
2000                                                                              6.13

* Class II Shares of the Portfolio were first sold on December 15, 2000 and do not have a full calendar year of return information to report. The returns shown in the Annual Performance chart above (and in the Comparative Performance chart below) are for the Class I Shares of the Portfolio (which are offered in a separate prospectus). The annual return variability of the Portfolio's Class II Shares would be substantially similar to that shown for the Class I Shares because all of the Portfolio's shares are invested in the same portfolio of securities; however, the actual annual returns of the Class II Shares would be lower than the annual returns shown for the Portfolio's Class I Shares because of differences in the expenses borne by each class of shares. Return information for the Portfolio's Class II Shares will be shown in future prospectuses offering the Portfolio's Class II Shares after the Portfolio's Class II Shares have a full calendar year of return information.

The Portfolio's return for the three-month period ended March 31, 2001 for Class I Shares was 3.67%. As a result of market activity, current performance may vary from the figures shown.

During the ten-year period shown in the bar chart, the highest quarterly return for Class I Shares was 7.16% (for the quarter ended June 30, 1995) and the lowest quarterly return for Class I Shares was -2.80% (for the quarter ended March 31, 1994).

                            COMPARATIVE PERFORMANCE

As a basis for evaluating the Portfolio's performance and risks, the table below shows how the Portfolio's performance compares with the Lehman Brothers Index of BBB Corporate Bonds*, a broad-based market index that the Portfolio's investment adviser believes is an appropriate benchmark for the Portfolio. The Portfolio's performance figures listed below do not include sales charges or other expenses at the contract level that would be paid by investors. The index's performance figures do not include any commissions or sales charges that would be paid by investors purchasing securities represented by the index. An investment cannot be made directly in the index. Average annual total returns are shown for the periods ended December 31, 2000 (the most recently completed calendar year prior to the date of this Prospectus). Remember that the past performance of the Portfolio is not indicative of its future performance.

     Average Annual
      Total Returns
         for the
      Periods Ended     Past     Past     Past 10
    December 31, 2000  1 Year   5 Years    Years
-------------------------------------------------
    Van Kampen
    Domestic Income
    Portfolio--
    Class I Shares **  6.13%     5.81%      9.34
 .....................................................
    Lehman Brothers
    Index of BBB
    Corporate Bonds    7.42%     5.64%      8.70%
 .....................................................

* The Lehman Brothers BBB Corporate Bond Index is a broad-based, unmanaged index, which reflects the general performance of corporate bonds.

** Class II Shares of the Portfolio were first sold on December 15, 2000 and do not have a full calendar year of return information to report. The returns shown for the Comparative Performance chart above are for the Class I Shares of the Portfolio (which are offered in a separate prospectus). The annual return variability of the Portfolio's Class II Shares would be substantially similar to that shown for the Class I Shares because all of the Portfolio's shares are invested in the same portfolio of securities; however, the actual annual returns of the Class II Shares would be lower than the actual annual returns shown for the Portfolio's Class I Shares because of differences in the expenses borne by each class of shares. Return information for the Portfolio's Class II Shares will be shown in future prospectuses offering the Portfolio's Class II Shares after the Portfolio's Class II Shares have a full calendar year of return information.

                                VAN KAMPEN LIFE
                                INVESTMENT TRUST
                              GENERAL INFORMATION

Van Kampen Life Investment Trust (the "Trust") is an open-end management investment company which offers shares in several separate portfolios, including this Domestic Income Portfolio. Each portfolio is in effect a separate mutual fund. Each portfolio of the Trust has a different investment objective(s) which it pursues through its investment policies. Each portfolio has its own income, expenses, assets, liabilities and net asset value and each portfolio issues its own shares. Shares of each portfolio represent an interest only in that portfolio.

Shares of each portfolio generally are sold only to separate accounts (the "Accounts") of various insurance companies to fund the benefits of variable annuity or variable life insurance policies (the "Contracts"). The Accounts may invest in shares of the portfolios in accordance with allocation instructions received from contract owners ("Contract Owners"). Such allocation rights, as well as sales charges and other expenses imposed on Contract Owners by the Contracts, are further described in the accompanying Contract prospectus.

                             INVESTMENT OBJECTIVES,
                               POLICIES AND RISKS

The Portfolio's primary investment objective is to seek current income. When consistent with the primary investment objective, capital appreciation is a secondary investment objective. The Portfolio's investment objectives are fundamental policies and may not be changed without shareholder approval of a majority of the Portfolio's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). There are risks inherent in all investments in securities;

accordingly, there can be no assurance that the Portfolio will achieve its investment objectives.

Under normal market conditions, the Portfolio's investment adviser seeks to achieve the Portfolio's investment objectives by investing primarily in a portfolio of income securities, including convertible and non-convertible debt securities and preferred stocks. The Portfolio may invest in investment grade securities and lower-rated and unrated securities. Under normal market conditions, the Portfolio invests at least 80% of its total assets in income securities rated at the time of purchase B or higher by S&P or rated B or higher by Moody's or unrated securities judged by the Portfolio's investment adviser to be of comparable quality at the time of purchase. Securities rated BB or below by S&P or Ba or below by Moody's or unrated securities of comparable quality are commonly referred to as "junk bonds" and involve special risks as compared to investments in higher-grade securities. See "Risks of Investing in Lower-Grade Securities" below.

                                   UNDERSTANDING
                                  QUALITY RATINGS

    Security ratings are based on the issuer's ability to pay interest and repay the principal. Debt Securities with ratings above the bold line are considered "investment grade," while those with ratings below the bold line are regarded as "noninvestment grade." A detailed explanation of these and other ratings can be found in the appendix to this Prospectus.

               S&P       Moody's    Meaning
      --------------------------------------------------
               AAA       Aaa        Highest quality
      ..................................................
                AA       Aa         High quality
      ..................................................
                 A       A          Above-average
                                    quality
      ..................................................
               BBB       Baa        Average quality
      --------------------------------------------------
                BB       Ba         Below-average
                                    quality
      ..................................................
                 B       B          Marginal quality
      ..................................................
               CCC       Caa        Poor quality
      ..................................................
                CC       Ca         Highly speculative
      ..................................................
                 C       C          Lowest quality
      ..................................................
                 D       --         In default
      ..................................................

In buying and selling securities for the Portfolio, the Portfolio's investment adviser considers, among other thing, the security's current income potential, the rating assigned to the security, the issuer's experience and managerial strength, the financial soundness of the issuer and the outlook of its industry, changing financial conditions, borrowing requirements or debt maturity schedules, regulatory concerns and responsiveness to changes in business conditions and interest rates. The Portfolio's investment adviser also may consider relative values based on anticipated cash flow, interest or dividend coverage, balance sheet analysis and earnings prospects. The Portfolio's investment adviser evaluates each individual security for income potential, credit quality and value and attempts to identify higher-yielding securities of companies whose financial condition has improved since the issuance of such securities or is anticipated to improve in the future. Because of the number of investment considerations involved in investing in medium- and lower-grade securities, achievement of the Portfolio's investment objectives may be more dependent upon the investment adviser's credit analysis than is the case with investing solely in higher-grade securities.

In general, the prices of income securities vary inversely with interest rates. If interest rates rise, income security prices generally fall; if interest rates fall, income security prices generally rise. In general, longer-maturity income securities offer higher yields than shorter-maturity income securities, all other factors, including credit quality, being equal; however, for a given change in interest rates, longer-maturity income securities generally fluctuate more in price (gaining or losing more in value) than shorter-maturity income securities. While the Portfolio has no policy limiting the maturities of the income securities in which it may invest, the Portfolio's investment adviser seeks to moderate market risk by generally maintaining a portfolio duration within a range of four to six years. Duration is a measure of the expected life of an income security that was developed as an alternative to the concept of "term to maturity." Duration incorporates an income security's yield, coupon interest payments, final maturity and call features into one measure. A duration calculation looks at the present value of a security's entire payment stream whereas term to maturity is based solely on the date of a security's final principal repayment.

In general, medium- and lower-grade securities provide higher yields than higher-grade securities of similar maturity but are subject to greater risks, including greater credit risk, greater market risk and volatility, greater liquidity concerns and potentially greater manager risk. Such securities may be issued in connection with corporate restructurings, such as leveraged buyouts, mergers, acquisitions, debt recapitalization or similar events. These securities are often issued by smaller, less creditworthy companies or companies with substantial debt and may include financially troubled companies or companies in default or in restructuring. Lower-grade securities often are subordinated to the prior claims of banks and other senior lenders. Lower-grade securities are regarded by the rating agencies as predominately speculative with respect to the issuer's continuing ability to make principal and interest payments. The ratings of S&P and Moody's represent their opinions of the quality of the securities they undertake to rate, but not the market risk of such securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, coupon and rating may have different yields while securities of the same maturity and coupon with different ratings may have the same yield. See "Risks of Investing in Lower-Grade Securities" below.

The Portfolio may invest in securities not producing immediate cash income when their effective yield over comparable instruments producing cash income make these investments attractive. Prices on non-cash-paying instruments may be more sensitive to changes in the issuer's financial condition, fluctuation in interest rates and market demand/supply imbalances than cash-paying securities with similar credit ratings, and thus may be more speculative. In addition, the accrued interest income earned on such instruments is included in investment company taxable income and thereby is included in the required minimum distributions to shareholders without providing the corresponding cash flow with which to pay such distributions. The Portfolio's investment adviser will weigh these concerns against the expected total returns from such instruments.

Income securities in which the Portfolio may invest include the following:

STRAIGHT INCOME SECURITIES. These include bonds and other debt obligations which bear a fixed or variable rate of interest payable at regular intervals and have a fixed or resettable maturity date, and preferred stock, which generally has a fixed or variable dividend rate (and, unlike interest on debt securities, such dividends must be declared by the issuer's board of directors before becoming payable) and may be subject to optional or mandatory redemption provisions. The particular terms of such securities vary and may include features such as call provisions and sinking funds.

PAY-IN-KIND INCOME SECURITIES. These pay interest in additional income securities rather than in cash.

ZERO-COUPON SECURITIES. These bear no interest obligation but are issued at a discount from their value at maturity. When held to maturity, their entire return equals the difference between their issue price and their maturity value.

ZERO-FIXED-COUPON SECURITIES. These are zero-coupon securities which convert on a specified date to interest-bearing income securities.

The Portfolio may invest in securities rated below B by both S&P and Moody's, common stocks or other equity securities and income securities on which interest or dividends are not being paid when such investments are consistent with the Portfolio's investment objectives or are acquired as part of a unit consisting of a combination of income or equity securities. The Portfolio will not purchase any such securities which will cause more than 20% of its total assets to be so invested or which would cause more than 10% of its total assets to be invested in common stocks or other equity securities. Equity securities as referred to herein do not include preferred stocks (which the Portfolio considers income securities). This limitation does not require the Portfolio to sell a portfolio security because its rating has been changed.

Securities rated below B by both S&P and Moody's often include debt obligations or other securities of companies that are financially troubled, in default or are in bankruptcy or reorganization. Securities of such companies are usually available at a deep discount from the face value of the instrument. The Portfolio may invest in deep discount securities when the Portfolio's investment adviser believes that existing factors are likely to restore the company to a healthy financial condition. Such factors include a restructuring of debt, management changes, existence of adequate assets, or other unusual circumstances.

A security purchased at a deep discount may pay a very high effective yield. In addition, if the financial condition of the issuer improves, the underlying value of the security may increase, resulting in a capital gain. If the company defaults on its obligations or remains in default, or if the plan of reorganization is insufficient for debtholders, the deep discount securities may stop generating income and lose value or become worthless. The Portfolio's investment adviser will balance the benefits of deep discount securities with their risks. While a diversified portfolio may reduce the overall impact of a deep discount security that is in default or loses its value, the risk cannot be eliminated.

                  RISKS OF INVESTING IN LOWER-GRADE SECURITIES

Securities which are in the lower-grade categories generally offer higher current yields than are offered by higher-grade securities of similar maturities, but they also generally involve greater risks, such as greater credit risk, greater market risk and volatility, greater liquidity concerns and potentially greater manager risk. Investors should carefully consider the risks of owning shares of a portfolio which invests in lower-grade securities before investing in the Portfolio.

Credit risk relates to the issuer's ability to make timely payment of interest and principal when due. Lower-grade securities are considered more susceptible to nonpayment of interest and principal or default than higher-grade securities. Increases in interest rates or changes in the economy may significantly affect the ability of issuers of lower-grade income securities to pay interest and to repay principal, to meet projected financial goals or to obtain additional financing. In the event that an issuer of securities held by the Portfolio experiences difficulties in the timely payment of principal and interest and such issuer seeks to restructure the terms of its borrowings, the Portfolio may incur additional expenses and may determine to invest additional assets with respect to such issuer or the project or projects to which the Portfolio's securities relate. Further, the Portfolio may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of interest or the repayment of principal on its portfolio holdings, and the Portfolio may be unable to obtain full recovery on such amounts.

Market risk relates to changes in market value of a security that occur as a result of variation in the level of prevailing interest rates and yield relationships in the debt securities market and as a result of real or perceived changes in credit risk. The value of the Portfolio's investments can be expected to fluctuate over time. When interest rates decline, the value of a portfolio invested in fixed income securities generally can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested in fixed income securities generally can be expected to decline. However, the secondary market prices of lower-grade debt securities generally are less sensitive to changes in interest rate and are more sensitive to general adverse economic changes or specific developments with respect to the particular issuers than are the secondary market prices of higher-grade debt securities. A significant increase in interest rates or a general economic downturn could severely disrupt the market for lower-grade securities and adversely affect the market value of such securities. Such events also could lead to a higher incidence of default by issuers of lower-grade securities as compared with higher-grade securities. In addition, changes in credit risks, interest rates, the credit markets or periods of general economic uncertainty can be expected to result in increased volatility in the market price of the lower-grade securities in the Portfolio and thus in the net asset value of the Portfolio. Adverse publicity and investor perceptions, whether or not based on rational analysis, may affect the value, volatility and liquidity of lower-grade securities.

The markets for lower-grade securities may be less liquid than the markets for higher-grade securities. Liquidity relates to the ability of a fund to sell a security in a timely manner at a price which reflects the value of that security. To the extent that there is no established retail market for some of the lower-grade securities in which the Portfolio may invest, trading in such securities may be relatively inactive. Prices of lower-grade securities may decline rapidly in the event a significant number of holders decide to sell. Changes in expectations regarding an individual issuer or lower-grade securities generally could reduce market liquidity for such securities and make their sale by the Portfolio more difficult, at least in the absence of price concessions. The effects of adverse publicity and investor perceptions may be more pronounced for securities for which no established retail market exists as compared with the effects on securities for which such a market does exist. An economic downturn or an increase in interest rates could severely disrupt the market for such securities and adversely affect the value of outstanding securities or the ability of the issuers to repay principal and interest. Further, the Portfolio may have more difficulty selling such securities in a timely manner and at their stated value than would be the case for securities for which an established retail market does exist.

The Portfolio's investment adviser is responsible for determining the net asset value of the Portfolio, subject to the supervision of the Portfolio's Board of Trustees. During periods of reduced market liquidity and in the absence of readily available market quotations for lower-grade securities held in the Portfolio's portfolio, the ability of the Portfolio's investment adviser to value the Portfolio's securities becomes more difficult and the investment adviser's use of judgment may play a greater role in the valuation of the Portfolio's securities due to the reduced availability of reliable objective data.

New or proposed laws may have an impact on the market for lower-grade securities. The Portfolio's investment adviser is unable at this time to predict what effect, if any, legislation may have on the market for lower-grade securities.

Special tax considerations are associated with investing in certain lower-grade securities, such as zero coupon or pay-in-kind securities. The Portfolio accrues income on these securities prior to the receipt of cash payments. The Portfolio must distribute substantially all of its income to its shareholders to qualify for pass-through treatment under federal income tax law and may, therefore, have to dispose of its portfolio securities to satisfy distribution requirements.

The Portfolio will rely on its investment adviser's judgment, analysis and experience in evaluating the creditworthiness of an issue. The amount of available information about the financial condition of certain lower-grade issuers may be less extensive than other issuers. In its analysis, the Portfolio's investment adviser may consider the credit ratings of S&P and Moody's in evaluating securities although the investment adviser does not rely primarily on these ratings. Credit ratings of securities ratings organizations evaluate only the safety of principal and interest payments, not the market risk. In addition, ratings are general and not absolute standards of quality, and credit ratings are subject to the risk that the creditworthiness of an issuer may change and the rating agencies may fail to change such ratings in a timely fashion. A rating downgrade does not require the Portfolio to dispose of a security. The Portfolio's investment adviser continuously monitors the issuers of securities held in the Portfolio. Because of the number of investment considerations involved in investing in lower-grade securities, achievement of the Portfolio's investment objectives may be more dependent upon the investment adviser's credit analysis than is the case with investing in higher-grade securities.

The table below sets forth the percentages of the Portfolio's assets during the fiscal year ended December 31, 2000 invested in the various S&P's and Moody's rating categories and in unrated securities determined by the Portfolio's investment adviser to be of comparable quality. The percentages are based on the dollar-weighted average of credit ratings of all securities held by the Portfolio during the 2000 fiscal year computed on a monthly basis.

                           Period Ended December 31, 2000
                                           Unrated Securities of
                      Rated Securities      Comparable Quality
                     (As a Percentage of    (As a Percentage of
    Rating Category   Portfolio Value)       Portfolio Value)
--------------------------------------------------------------------
    AAA/Aaa                  8.67%                 0.00%
 ....................................................................
    AA/Aa                    4.49%                 0.00%
 ....................................................................
    A/A                     23.56%                 0.00%
 ....................................................................
    BBB/Baa                 56.55%                 0.00%
 ....................................................................
    BB/Ba                    6.73%                 0.00%
 ....................................................................
    Percentage of
    Rated and
    Unrated
    Securities             100.00%                 0.00%
 ....................................................................

The percentages of the Portfolio's assets invested in securities of various grades may vary from time to time from those listed above.

                      RISKS OF INVESTING IN SECURITIES OF

                                FOREIGN ISSUERS

The Portfolio may invest up to 25% of the Portfolio's total assets in securities of foreign issuers. Securities of foreign issuers may be denominated in U.S. dollars or in currencies other than U.S. dollars. Investments in foreign securities present certain risks not ordinarily associated with investments in securities of U.S. issuers. These risks include fluctuations in foreign currency exchange rates, political, economic or legal developments (including war or other instability, expropriation of assets, nationalization and confiscatory taxation), the imposition of foreign exchange limitations (including currency blockage), withholding taxes on income or capital transactions or other restrictions, higher transaction costs (including higher brokerage, custodial and settlement costs and currency conversion costs) and possible difficulty in enforcing contractual obligations or taking judicial action. Securities of foreign issuers may not be as liquid and may be more volatile than comparable securities of domestic issuers.

In addition, there often is less publicly available information about many foreign issuers, and issuers of foreign securities are subject to different, often less comprehensive, auditing, accounting and financial reporting disclosure requirements than domestic issuers. There is generally less government regulation of exchanges, brokers and listed companies abroad than in the United States, and, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation, or diplomatic developments which could affect investment in those countries. Because there is usually less supervision and governmental regulation of foreign exchanges, brokers and dealers than there is in the United States, the Portfolio may experience settlement difficulties or delays not usually encountered in the United States.

Delays in making trades in foreign securities relating to volume constraints, limitations or restrictions, clearance or settlement procedures, or otherwise could impact returns and result in temporary periods when assets of the Portfolio are not fully invested or attractive investment opportunities are foregone.

The Portfolio may invest in securities of issues in developing or emerging market countries. Investments in securities of issuers in developing or emerging market countries are subject to greater risks than investments in securities of developed countries since emerging market countries tend to have economic structures that are less diverse and mature and political systems that are less stable than developed countries.

In addition to the increased risks of investing in foreign securities, there are often increased transaction costs associated with investing in securities of foreign issuers including the costs incurred in connection with converting currencies, higher foreign brokerage or dealer costs, and higher settlement costs or custodial costs.

The Portfolio may purchase foreign securities in the form of American Depository Receipts, European Depositary Receipts or other securities representing underlying shares of foreign companies. The risks of foreign investments should be considered carefully by an investor in a Portfolio that invests in foreign securities.

Many European countries have adopted or are in the process of adopting a single European currency, commonly referred to as the "euro." The long-term consequences of the euro conversion on foreign exchange rates, interest rates and the value of European securities, all of which may adversely affect the Portfolio, are still uncertain.

                       OTHER INVESTMENTS AND RISK FACTORS

For cash management purposes, the Portfolio may engage in repurchase agreements with broker-dealers, banks and other financial institutions to earn a return on temporarily available cash. Such transactions are subject to the risk of default by the other party.

The Portfolio may invest up to 5% of the Portfolio's net assets in illiquid securities and certain restricted securities. Such securities may be difficult or impossible to sell at the time and the price that the Portfolio would like. Thus, the Portfolio may have to sell such securities at a lower price, sell other securities instead to obtain cash or forego other investment opportunities.

The Portfolio may purchase or sell U.S. government securities on a "when-issued" or "delayed delivery" basis ("Forward Commitments"). These transactions occur when securities are purchased or sold by the Portfolio with payment and delivery taking place in the future, frequently a month or more after such transaction. The price is fixed on the date of the Forward Commitment, and the seller continues to accrue interest on the securities covered by the Forward Commitment until delivery and payment take place. At the time of settlement, the market value of the securities may be more or less than the purchase or sale price. The Portfolio may either settle a Forward Commitment by taking delivery of the securities or may either resell or repurchase a Forward Commitment on or before the settlement date in which event the Portfolio may reinvest the proceeds in another Forward Commitment. These transactions are subject to market risk as the value or yield of a security at delivery may be more or less than the purchase price or the yield generally available on securities when delivery occurs. When engaging in Forward Commitments, the Portfolio relies on the other party to complete the transaction, should the other party fail to do so, the Portfolio might lose a purchase or sale opportunity that could be more advantageous than alternative opportunities at the time of the failure. The Portfolio maintains a segregated account (which is marked to market daily) of cash or liquid portfolio securities in an aggregate amount equal to the amount of its commitment as long as the obligation to purchase or sell continues.

Further information about these types of investments and other investment practices that may be used by the Portfolio is contained in the Portfolio's Statement of Additional Information. The Statement of Additional Information can be obtained by investors free of charge as described on the back cover of this Prospectus.

The Portfolio may sell securities without regard to the length of time they have been held in order to take advantage of new investment opportunities, or when the Portfolio's investment adviser believes the securities potential for current income or capital appreciation has lessened, or for other reasons. The Portfolio's portfolio turnover rate may vary from year to year. A high portfolio turnover rate (100% or more) increases a fund's transaction costs (including brokerage commissions or dealer costs), which would adversely impact a fund's performance. Higher portfolio turnover may result in the realization of more short-term capital gains than if a fund had lower portfolio turnover. The turnover rate will not be a limiting factor, however, if the Portfolio's investment adviser considers portfolio changes appropriate.

TEMPORARY DEFENSIVE STRATEGY. When market conditions dictate a more "defensive" investment strategy, the Portfolio may, on a temporary basis, hold cash or invest a portion or all of its assets in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, prime commercial paper, certificates of deposit, bankers' acceptances and other obligations of domestic banks having total assets of at least $500 million, and repurchase agreements. Under normal market conditions, the potential for current income or capital appreciation on these securities will tend to be lower than the potential for current income or capital appreciation on other securities that may be owned by the Portfolio. In taking such a defensive position, the Portfolio temporarily would not be pursuing and may not achieve its investment objectives.

                              INVESTMENT ADVISORY
                                    SERVICES

THE ADVISER. Van Kampen Asset Management Inc. is the Portfolio's investment adviser (the "Adviser" or "Asset Management"). The Adviser is a wholly owned subsidiary of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is a diversified asset management company that administers more than three million retail investor accounts, has extensive capabilities for managing institutional portfolios and has more than $81 billion under management or supervision as of March 31, 2001. Van Kampen Investments has more than 50 open-end funds, more than 30 closed-end funds and more than 2,700 unit investment trusts that are distributed by authorized dealers nationwide. Van Kampen Funds Inc., the distributor of the Portfolio (the "Distributor") and the sponsor of the funds mentioned above, is also a wholly owned subsidiary of Van Kampen Investments. Van Kampen Investments is an indirect wholly owned subsidiary of Morgan Stanley Dean Witter & Co. The Adviser's principal office is located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555.

ADVISORY AGREEMENT. The Portfolio retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Trust (the "Advisory Agreement"), on behalf of the Portfolio and four other portfolios of the Trust (the "Combined Portfolios"), the Portfolio pays the Adviser a monthly fee based on its pro rata share of a fee computed based upon an annual rate applied to the combined average daily net assets of the Combined Portfolios as follows:

                                     % Per
       Average Daily Net Assets      Annum
----------------------------------------------
    First $500 million               0.50%
 ..............................................
    Next $500 million                0.45%
 ..............................................
    Over $1 billion                  0.40%
 ..............................................

Applying this fee schedule, the effective advisory fee rate was 0.50% of the Portfolio's average daily net assets for the fiscal period ended December 31, 2000. After voluntary fee waivers, the effective advisory fee rate was 0.00% for the fiscal period ended

December 31, 2000. The Portfolio's average daily net assets are determined by taking the average of all of the determinations of the net assets during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month.

Under the Advisory Agreement, the Adviser furnishes offices, necessary facilities and equipment, and provides administrative services to the Portfolio. The Portfolio pays all charges and expenses of its day-to-day operations, including service fees, distribution fees, custodian fees, legal and independent accountant fees, the costs of reports and proxies to shareholders, compensation of trustees of the Trust (other than those who are affiliated persons of the Adviser, Distributor or Van Kampen Investments) and all other ordinary business expenses not specifically assumed by the Adviser.

From time to time, the Adviser or the Distributor may voluntarily undertake to reduce the Portfolio's expenses by reducing the fees payable to them or by reducing other expenses of the Portfolio in accordance with such limitations as the Adviser or Distributor may establish.

The Adviser may utilize, at its own expense, credit analysis, research and trading support services provided by its affiliate, Van Kampen Investment Advisory Corp. ("Advisory Corp.").

PERSONAL INVESTMENT POLICIES. The Portfolio, the Adviser and the Distributor have adopted a Code of Ethics designed to recognize the fiduciary relationships among the Portfolio, the Adviser, the Distributor and their respective employees. The Code of Ethics permits directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to pre-clearance and other procedures designed to prevent conflicts of interest.

PORTFOLIO MANAGEMENT. The Domestic Income Portfolio is managed by Kelly Gilbert, a Vice President of the Adviser and Advisory Corp. since February 1999. Ms. Gilbert has been affiliated with the Portfolio since June 1999. Ms. Gilbert joined the Adviser and Advisory Corp. in September 1995 and became an Assistant Vice President of the Adviser and Advisory Corp. in December 1997. Prior to September 1995, Ms. Gilbert was a corporate bond trader for two years at ABN AMRO, N.A., a foreign owned bank.

                               PURCHASE OF SHARES

The Portfolio offers two classes of shares designated as Class I Shares and Class II Shares. The Class II Shares of the Portfolio are offered by this Prospectus (Class I Shares of the Portfolio are offered through a separate prospectus). Each class of shares represents an interest in the same portfolio of investments of the Portfolio and has the same rights, except for the differing distribution fees, services fees and related expenses associated with each class of shares and the exclusive voting rights by each class with respect to any Rule 12b-1 distribution plan or service plan for such class of shares. Investors can contact their financial adviser for more information regarding the insurance company's Accounts and class of the Portfolio's shares available through such Accounts.

The Portfolio generally offers shares only to Accounts of various insurance companies to fund the benefits of variable annuity or variable life insurance contracts. The Portfolio does not foresee any disadvantage to holders of Contracts arising out of the fact that the interests of holders of annuity contracts may differ from the interests of holders of life insurance contracts or that holders of one insurance company may differ from holders of other insurance companies. Nevertheless, the Portfolio's Board of Trustees intends to monitor events to identify any material irreconcilable conflicts which may possibly arise and to determine what action, if any, should be taken. The Contracts are described in the separate prospectuses issued by participating insurance companies and accompanying this Portfolio Prospectus.

The Portfolio continuously offers shares to the Accounts at prices equal to the net asset value per share of the Portfolio. The Distributor, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, acts as the distributor of the Portfolio's shares. The Portfolio and the Distributor reserve the right to refuse any order for the purchase of shares. Net asset value is determined in the manner set forth below under "Determination of Net Asset Value."

The Portfolio has adopted a distribution plan (the "Distribution Plan") with respect to its Class II Shares pursuant to Rule 12b-1 under the 1940 Act. The Portfolio also adopted a service plan (the "Service Plan") with respect to its Class II Shares. Under the Distribution Plan and the Service Plan, the

Portfolio pays distribution fees in connection with the sale and distribution of its Class II Shares and service fees in connection with the provision of ongoing services to Class II Shares' shareholders and maintenance of those shareholders' accounts. Under the Distribution Plan and Service Plan, the Portfolio may spend up to a total of 0.35% per year of the Portfolio's average daily net assets with respect to its Class II Shares. Notwithstanding the foregoing, the Portfolio's Board of Trustees currently limits the aggregate amount payable under the Distribution Plan and Service Plan to 0.25% per year of the Portfolio's average daily net assets with respect to Class II Shares. From such amount, under the Service Plan, the Portfolio may spend up to 0.25% per year of the Portfolio's average daily net assets with respect to its Class II Shares. Because these fees are paid out of the Portfolio's assets on an ongoing basis, these fees will increase the cost of your investment in the Portfolio and may cost you more over time than a class of shares with other types of sales charge arrangements. The net income attributable to Class II Shares will be reduced by the amount of the distribution and service fees and other expenses of the Portfolio associated with such class of shares.

                        DETERMINATION OF NET ASSET VALUE

The net asset value per share for the Portfolio is determined once daily as of the close of trading on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m., New York time) each day the Exchange is open for trading except on any day on which no purchase or redemption orders are received or there is not a sufficient degree of trading in the Portfolio's securities such that the Portfolio's net asset value per share might be materially affected. The Portfolio's Board of Trustees reserves the right to calculate the net asset value per share and adjust the offering price more frequently than once daily if deemed desirable. See the accompanying prospectus for the policies observed by the insurance company. Net asset value per share is determined by dividing the value of the Portfolio securities, cash and other assets (including accrued interest) attributable to such class of shares, less all liabilities (including accrued expenses) attributable to such class of shares, by the total number of shares of the class of shares outstanding. Such computation is made by using prices as of the close of trading on the Exchange and (i) valuing securities listed or traded on a national securities exchange at the last reported sale price or, if there has been no sale that day, at the mean between the last reported bid and asked prices, (ii) valuing over-the-counter securities at the last reported sale price available from the National Association of Securities Dealers Automated Quotations ("NASDAQ") or, if there has been no sale that day, at the mean between the last reported bid and asked prices, (iii) valuing unlisted securities at the mean between the last reported bid and asked prices obtained from reputable brokers and (iv) valuing any securities for which market quotations are not readily available and any other assets at fair value as determined in good faith by the Adviser in accordance with procedures established by the Portfolio's Board of Trustees. Short-term investments of the Portfolio are valued as described in the noted to the financial statements in the Statement of Additional Information.

Trading in securities on many foreign securities exchanges (including European and Far Eastern securities exchange) and over-the-counter markets is normally completed before the close of business on each business day in New York (i.e., a day on which the Exchange is open). In addition, securities trading in a particular country or countries may not take place on all business days for the Exchange or may take place on days which are not business days for the Exchange. Changes in valuations on certain securities may occur at times or on days on which the Portfolio's net asset value is not calculated. Sales, redemptions and exchanges of Portfolio shares are made at the Portfolio's net asset value per share, which is calculated as of the close of trading on the Exchange each day the Exchange is open for trading. Such calculation does not take place contemporaneously with the determination of the prices of certain foreign portfolio securities used in such calculation. If events materially affecting the value of such securities occur between the time when their price is determined and the time when the Portfolio's net asset value is calculated, such securities may be valued at fair value as determined in good faith by the Adviser based in accordance with procedures established by the Portfolio's Board of Trustees.

                              REDEMPTION OF SHARES

Payment for shares tendered for redemption by the insurance company is made ordinarily in cash within seven days after tender in proper form, except under unusual circumstances as determined by the SEC. The redemption price will be the net asset value per share next determined after the receipt of a request in proper form. The market values of the securities in the Portfolio are subject to daily fluctuations and the net asset value per share of the Portfolio's shares will fluctuate accordingly. Therefore, the redemption value may be more or less than the investor's cost.

                                   DIVIDENDS,
                                 DISTRIBUTIONS
                                   AND TAXES

All dividends and capital gains distributions of the Portfolio are automatically reinvested by the Account in additional shares of the Portfolio.

Interest earned from investments is the main source of income for the Portfolio. Substantially all of this income, less expenses, is distributed to Accounts at least annually. When the Portfolio sells portfolio securities, it may realize capital gains or losses, depending on whether the prices of the securities sold are higher or lower than the prices the Portfolio paid to purchase them. The Portfolio distributes any net capital gains to Accounts at least annually.

TAX STATUS OF THE PORTFOLIO. The Portfolio has elected and qualified, and intends to continue to qualify, to be taxed as a regulated investment company under the Code. If the Portfolio so qualifies and distributes each year to its shareholders at least 90% of its investment company taxable income, the Portfolio will not be required to pay federal income taxes on any income it distributes to shareholders. If for any taxable year the Portfolio does not qualify for the special tax treatment afforded regulated investment companies, all of its taxable income would be subject to tax at regular corporate rates (without any deduction for distributions to shareholders).

TAX TREATMENT TO INSURANCE COMPANY AS SHAREHOLDER. The investments of the Accounts in the Portfolios are subject to the diversification requirements of
Section 817(h) of the Code, which must be met at the end of each calendar quarter of the year (or within 30 days thereafter). Regulations issued by the Secretary of the Treasury have the effect of requiring the Accounts to invest no more than 55% of their total assets in securities of any one issuer, no more than 70% in the securities of any two issuers, no more than 80% in the securities of any three issuers, and no more than 90% in the securities of any four issuers. For this purpose, the U.S. Treasury and each U.S. government agency and instrumentality is considered to be a separate issuer. In the event the investments of the Accounts in the Portfolio are not properly diversified under Code Section 817(h), then the policies funded by shares of the Portfolio will not be treated as life insurance for federal income tax purposes and the owners of the policies will be subject to taxation on their respective shares of the dividends and distributions paid by the Portfolio.

Distributions of the Portfolio's investment company taxable income (generally ordinary income and net short-term capital gain) are includable in the insurance company's gross income. The tax treatment of such distributions depends on the insurance company's tax status. Distributions from the Portfolio will not be eligible for the dividends received deduction for corporations.

Distributions of the Portfolio's net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) as capital gain dividends, if any, are taxable to the insurance company as long-term capital gains, regardless of how long the shares of the Portfolio have been held by the insurance company. Such capital gain dividends will be so designated in a written notice to the Accounts (contained in the annual report). Capital gain dividends are not eligible for the dividends received deduction for corporations. Dividends and capital gain dividends to the insurance company may also be subject to state and local taxes.

As described in the accompanying prospectus for the Contracts, the insurance company reserves the right to assess the Account a charge for any taxes paid by the insurance company.

                              FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance of the Portfolio's Class II Shares for the period indicated. Certain information reflects financial results for a single Class II Share of the Portfolio. The total return in the table represents the rate that an investor would have earned (or lost) on an investment in the Portfolio (assuming reinvestment of all dividends and distributions). The information for the fiscal period ended December 31, 2000 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Portfolio's most recent financial statements, is included in the Statement of Additional Information and may be obtained without charge by calling the telephone number on the back cover of this Prospectus. This information should be read in conjunction with the financial statements and notes thereto included in the Statement of Additional Information.

                                                                       December 15, 2000
                                                                         (Commencement
                                                                         of Investment
                                                                        Operations) to
                 DOMESTIC INCOME PORTFOLIO                             December 31, 2000
-----------------------------------------------------------------------------------------------

Net Asset Value, Beginning of the Period....................                $  7.83
                                                                            -------
  Net Investment Income.....................................                    .02
  Net Realized and Unrealized Gain..........................                    -0-
                                                                            -------
Total from Investment Operations............................                    .02
                                                                            -------
Net Asset Value, End of the Period..........................                $  7.85
                                                                            -------

Total Return * (a)..........................................                   .26%**
Net Assets at End of the Period (In thousands)..............                $   1.0
Ratio of Expenses to Average Net Assets * (b)...............                   .87%
Ratio of Net Investment Income to Average Net Assets *......                  7.49%
Portfolio Turnover..........................................                    86%

 * If certain expenses had not been assumed by the Adviser, total return would have been lower and the ratios would have been as follows:
Ratio of Expenses to Average Net Assets.....................                 24.49%
Ratio of Net Investment Loss to Average Net Assets..........              (16.13% )

** Non-annualized

(a) This return includes Rule 12b-1 fees of up to .25%.

(b) The Ratio of Expenses to Average Net Assets do not reflect credits earned on overnight cash balances. If these credits were reflected as a reduction of expenses, the ratios would decrease by .02% for the period ended December 31, 2000.

                            APPENDIX -- DESCRIPTION
                             OF SECURITIES RATINGS

STANDARD & POOR'S -- A brief description of the applicable Standard & Poor's (S&P) rating symbols and their meanings (as published by S&P) follow:

A S&P credit rating is a current opinion of the creditworthiness of an obligor with respect to a financial obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

The debt rating is not a recommendation to purchase, sell, or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

The ratings are based on current information furnished by the obligor or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

The ratings are based, in varying degrees, on the following considerations:

1. Likelihood of payment -- capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

2. Nature of and provisions of the obligation; and

3. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

                  LONG-TERM CREDIT RATINGS -- INVESTMENT GRADE

AAA: An obligation rated "AAA" has the highest rating assigned by S&P. Capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated "AA" differs from the highest rated issues only in small degree. Capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. Capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to meet its financial commitment on the obligation.

                               SPECULATIVE GRADE

BB, B, CCC, CC, C: Obligations rated "BB", "B", "CCC", "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated "CC" is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D: An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

PLUS (+) OR MINUS (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol highlights derivative, hybrid and certain other obligations that S&P believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples include: obligations linked or indexed to equities, currencies, or commodities; certain swaps and options; and interest-only and principal-only mortgage securities.

DEBT OBLIGATIONS OF ISSUERS OUTSIDE THE UNITED STATES AND ITS TERRITORIES are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

BOND INVESTMENT QUALITY STANDARDS: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA", "AA", "A", "BBB", commonly known as "investment grade" ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain ratings or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

                                COMMERCIAL PAPER

A S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from "A-1" for the highest quality obligations to "D" for the lowest. These categories are as follows:

A-1: A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated "A-3" exhibits adequate protection parameters. However adverse economic conditions or changing circumstances are more likely to lead to a weakening capacity of the obligor to meet its financial commitment on the obligation.

B: Issues rated "B" are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: This rating is assigned to short-term debt obligations currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

A commercial paper rating is not a recommendation to purchase, sell or hold a financial obligation inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

MOODY'S INVESTORS SERVICE -- A brief description of the applicable Moody's Investors Service (Moody's) rating symbols and their meanings (as published by Moody's Investors Service) follows:

                                 LONG-TERM DEBT

Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities.

A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payment and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other market shortcomings.

C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the issue ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

ABSENCE OF RATING: Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

Should no rating be assigned, the reason may be one of the following:

1. An application for rating was not received or accepted.

2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

3. There is a lack of essential data pertaining to the issue or issuer.

4. The issue was privately placed, in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

                                SHORT-TERM DEBT

Moody's short-term issuer ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year unless explicitly noted.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

-- Leading market positions in well-established industries.

-- High rates of return on funds employed.

-- Conservative capitalization structure with moderate reliance on debt and ample asset protection.

-- Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

-- Well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

                                PREFERRED STOCK

Preferred stock rating symbols and their definitions are as follows:

aaa: An issue which is rated "aaa" is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa: An issue which is rated "aa" is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

a: An issue which is rated "a" is considered to be an upper-medium-grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classifications, earnings and asset protections are, nevertheless, expected to be maintained at adequate levels.

baa: An issue which is rated "baa" is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba: An issue which is rated "ba" is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b: An issue which is rated "b" generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa: An issue which is rated "caa" is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca: An issue which is rated "ca" is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c: This is the lowest rated class of preferred or preference stock. Issues so rated can thus be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers 1, 2 and 3 in each rating classifications "aa" through "b". The modifier 1 indicates that the security ranks in the higher end of its generic rating category, the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

                               BOARD OF TRUSTEES
                                  AND OFFICERS

                               BOARD OF TRUSTEES

J. Miles Branagan         Jack E. Nelson
Jerry D. Choate           Richard F. Powers, III*
Linda Hutton Heagy        Phillip B. Rooney
R. Craig Kennedy          Wayne W. Whalen*
Mitchell M. Merin*        Suzanne H. Woolsey

                                    OFFICERS

Richard F. Powers, III*
President

Stephen L. Boyd*
Executive Vice President and Chief Investment Officer

A. Thomas Smith III*
Vice President and Secretary

John H. Zimmermann, III*
Vice President

Michael H. Santo*
Vice President

Richard A. Ciccarone*
Vice President

John R. Reynoldson*
Vice President

John L. Sullivan*
Vice President, Chief Financial Officer and Treasurer

* "Interested persons" of the Portfolio, as defined in the Investment Company Act of 1940, as amended.

                              FOR MORE INFORMATION

EXISTING SHAREHOLDERS OR PROSPECTIVE INVESTORS
Call your broker or (800) 341-2929
7:00 a.m. to 7:00 p.m. Central time Monday through Friday

DEALERS
For dealer information, selling agreements, wire orders, or redemptions, call the Distributor at (800) 421-5666

TELECOMMUNICATIONS DEVICE FOR THE DEAF
For shareholder and dealer inquiries through Telecommunications Device for the Deaf (TDD), call (800) 421-2833

WEB SITE
www.vankampen.com

VAN KAMPEN LIFE INVESTMENT TRUST
-- DOMESTIC INCOME PORTFOLIO
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Investment Adviser

VAN KAMPEN ASSET MANAGEMENT INC.
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Distributor

VAN KAMPEN FUNDS INC.
1 Parkview Plaza
PO Box 5555
Oakbrook Terrace, IL 60181-5555

Transfer Agent

VAN KAMPEN INVESTOR SERVICES INC.
PO Box 218256
Kansas City, MO 64121-8256
Attn: Van Kampen Life Investment Trust
-- Domestic Income Portfolio

Custodian

STATE STREET BANK AND TRUST COMPANY
225 Franklin Street, PO Box 1713
Boston, MA 02110
Attn: Van Kampen Life Investment Trust
-- Domestic Income Portfolio

Legal Counsel

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, IL 60606

Independent Auditors

ERNST & YOUNG LLP
233 South Wacker Drive
Chicago, IL 60606

                                   VAN KAMPEN
                            LIFE  INVESTMENT  TRUST
                                DOMESTIC  INCOME
                                   PORTFOLIO

                                CLASS II SHARES
                                   PROSPECTUS

                                 APRIL 18, 2001

A Statement of Additional Information, which contains more details about the Trust and the Domestic Income Portfolio, is incorporated by reference in its entirety into this Prospectus.

You will find additional information about the Portfolio in its annual and semiannual reports to shareholders. The annual report explains the market conditions and investment strategies affecting the Portfolio's performance during its last fiscal year.

You can ask questions or obtain a free copy of the Portfolio's reports or the Statement of Additional Information by calling (800) 341-2911 from 7:00 a.m. to 7:00 p.m., Central time, Monday through Friday. Telecommunications Device for the Deaf users may call (800) 421-2833.

Information about the Trust and the Domestic Income Portfolio, including the reports and Statement of Additional Information, has been filed with the Securities and Exchange Commission (SEC). It can be reviewed and copied at the SEC's Public Reference Room in Washington, DC or on the EDGAR database on the SEC's internet site (http://www.sec.gov). Information on the operation of the SEC's Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. You can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC's e-mail address (publicinfo@sec.gov) or by writing the Public Reference section of the SEC, Washington, DC 20549-0102.


                [VAN KAMPEN INVESTMENTS LOGO]
The Portfolio's Investment Company Act File No. is 811-4424.
                                                              LIT PRO DI II 4/01